===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  DYNEGY INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                                                   [LOGO] Dynegy

                                April 23, 2001



To Our Shareholders:

     On behalf of the Board of Directors of Dynegy, I am pleased to invite you to attend our 2001 Annual Meeting of Shareholders. As indicated in the attached notice, the meeting will be held at The Petroleum Club, 800 Bell Avenue, Suite 4300, Houston, Texas, 77002 on Friday May 18, 2001, at 10:00 a.m., local time. At the meeting, in addition to acting on the matters described in the attached proxy statement, there will be an opportunity to discuss other matters of interest to you as a shareholder.

     Please date, sign and mail the enclosed proxy card in the envelope provided, even if you plan to attend the meeting in person. You also may vote your shares through the internet or by telephone, as described in the enclosed proxy statement. I look forward to seeing you in Houston.



                               Sincerely,



                               Chuck Watson
                               Chairman of the Board and Chief Executive Officer

                                                              [LOGO]
                                                             Dynegy


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD FRIDAY, MAY 18, 2001

To our Shareholders:

     NOTICE IS HEREBY GIVEN, that the 2001 Annual Meeting of Shareholders of Dynegy Inc., an Illinois corporation, will be held on Friday, May 18, 2001 at 10:00 a.m., local time, at The Petroleum Club, 800 Bell Avenue, Suite 4300, Houston, Texas 77002, for the following purposes:

     1. To elect eleven Class A common stock directors and three Class B common stock directors to serve until the 2002 Annual Meeting of Shareholders;

     2. To consider and act upon a proposal to amend and restate Dynegy's Articles of Incorporation to incorporate all previously approved amendments to Dynegy's Articles of Incorporation, to clarify that the description of Series A Convertible Preferred Stock previously established by resolution of the Board is deleted, to eliminate out-dated information and to make other minor stylistic, conforming and clarifying alterations;

     3. To consider and act upon a proposal to ratify the Board of Directors' appointment of Arthur Andersen LLP as Dynegy's independent auditors for the fiscal year ending December 31, 2001; and

     4. To consider and act upon any other matters that may properly come before such meeting or any adjournment(s) or postponement(s) thereof.

     The close of business on March 30, 2001 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any adjournment(s) or postponement(s) thereof.

     You are cordially invited to attend the annual meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A SELF-ADDRESSED, POST-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES VIA TELEPHONE OR THE INTERNET AS DETAILED ON THE ENCLOSED PROXY.

                                        By Order of the Board of Directors,


                                        Kenneth E. Randolph
                                        General Counsel and Secretary
April 23, 2001

                                  DYNEGY INC.
                          1000 Louisiana, Suite 5800
                             Houston, Texas  77002
                                (713) 507-6400
                          ___________________________

                                PROXY STATEMENT
                          ___________________________

                              GENERAL INFORMATION


     The enclosed proxy is solicited by and on behalf of the Board of Directors of Dynegy for use at the annual meeting to be held on Friday, May 18, 2001 at 10:00 a.m., local time, at The Petroleum Club, 800 Bell Avenue, Suite 4300, Houston, Texas 77002, or at any adjournment(s) or postponement(s) thereof. This Proxy Statement, the Notice of Annual Meeting, the proxy card, and Dynegy's Annual Report to Shareholders for the year ended December 31, 2000, including financial statements, will be first sent or given to Dynegy's shareholders on or about April 23, 2001. The Annual Report does not constitute a part of the proxy soliciting material.

Quorum and Vote Required

     The presence of the votes of a majority of the shares of Dynegy's Class A common stock, no par value per share, and Class B common stock, no par value per share, counted together, represented in person or by proxy at the annual meeting and entitled to vote on a matter, will constitute a quorum for consideration of that matter at the meeting. Abstentions and broker non-votes are counted in determining the number of shares present at the meeting. A "broker non-vote" occurs if a broker or other nominee who holds shares in "street" name for customers who are beneficial owners of those shares does not have discretionary authority and has not received instructions with respect to a particular item from the customer. Broker non-votes do not count toward the determination of a quorum.

     Election of Directors. In accordance with Dynegy's Articles of Incorporation, the holders of Class A common stock are entitled to elect eleven directors and the holders of Class B common stock are entitled to elect three directors. The affirmative vote of a majority of the votes of shares of Class A common stock represented in person or by proxy and entitled to vote is required to elect a director. Under Illinois law and Dynegy's Articles of Incorporation and Bylaws, abstentions would have the effect of votes against the election of directors. Under Illinois law and Dynegy's Articles of Incorporation, holders of Class A common stock (but not Class B common stock) are entitled to cumulate their votes in the election of the Class A directors.

     All holders of Class A common stock will be entitled to eleven votes (the number of Class A common stock directors to be elected) for each of their shares for candidates nominated to serve as directors. Holders of Class A common stock may cast their votes equally for all candidates or may cast all of their votes for any one candidate whose name has been placed in nomination prior to the voting, or distribute their votes among two or more candidates in such proportion as they desire.

     Amendment and Restatement of Articles of Incorporation. Under Dynegy's Articles of Incorporation, the holders of Class A common stock and Class B common stock are entitled to vote together as a single class on the proposal to amend and restate the Articles of Incorporation. The holders of Class A common stock and Class B common stock are entitled to one vote for each share. The affirmative vote of the holders of not less than two-thirds of the Class A common stock and the Class B common stock, entitled to vote is required to approve the proposal to amend and restate Dynegy's Articles of Incorporation. Abstentions and broker non-votes would have the same legal effect as a vote against this proposal.

     Ratification of Independent Auditors. Under Dynegy's Articles of Incorporation, the holders of Class A common stock and Class B common stock are entitled to vote together as a single class on the ratification of auditors. The holders of Class A common stock and Class B common stock are entitled to one vote for each share. A majority of the votes of the shares of Class A common stock and Class B common stock, represented in person or by proxy, and entitled to vote is required to ratify the selection of auditors. Under Illinois law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining shares represented in person or by proxy on the matter.

No Appraisal Rights

     Under Illinois law, no holder of Class A common stock or Class B common stock has appraisal rights in connection with any proposal to be acted upon at the annual meeting.

Record Date and Outstanding Shares

     The Board of Directors has fixed the close of business on March 30, 2001, as the record date for determining holders of outstanding shares of Class A common stock and Class B common stock entitled to notice of and to vote at the annual meeting or any adjournment(s) or postponement(s) thereof. As of the record date, there were outstanding 239,036,975 shares of Class A common stock, and 86,499,914 shares of Class B common stock, respectively. Class A common stock and Class B common stock are the only classes of outstanding securities of Dynegy entitled to notice of and to vote at the annual meeting.

Solicitation of Proxies

     The cost of soliciting proxies will be borne by Dynegy. Proxies may be solicited by mail, telecopy, telegraph or telex, or by directors, officers or employees of Dynegy, in person or by telephone. Dynegy has retained Mellon Investor Services LLC to assist in the solicitation of proxies for a fee of $8,500. Dynegy will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock.

     Questions concerning the proposals to be acted upon at the annual meeting should be directed to Dynegy's Secretary at (713) 507-6400. Additional copies of this Proxy Statement or the proxy card may be obtained from Dynegy's Investor Relations Department at Dynegy's principal executive office. The mailing address of Dynegy's principal executive office is 1000 Louisiana, Suite 5800, Houston, Texas 77002.

Revocation of Proxies

     The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by (i) the execution and submission of a revised proxy (including an Internet or telephone vote), (ii) written notice to the Secretary of Dynegy, or (iii) voting in person at the annual meeting. In the absence of such revocation, shares represented by proxies will be voted at the annual meeting.

Voting by Telephone or Internet

     Shareholders of record can simplify their voting and reduce Dynegy's cost by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. If a shareholder's shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend upon the voting processes of the bank or broker. Accordingly, shareholders should follow the voting instructions on the form they receive from their bank or broker. If you choose cumulative voting for Directors you MAY NOT use Internet or telephone voting, you MUST vote by returning this proxy card in the envelope provided.

     Shareholders who elect to vote via the Internet may incur telecommunications and Internet access charges and other costs for which they are solely responsible. The Internet and telephone voting facilities for shareholders of record will close at 4:00 p.m., eastern standard time, on evening before the annual meeting.

Voting by Mail

     Shareholders who elect to vote by mail are asked to date, sign and return the enclosed proxy card using the postage paid envelope provided. The persons named as proxies on the proxy card were designated by the Board of Directors. Any proxy given pursuant to such solicitation and received prior to the annual meeting will be voted as specified in such proxy. Unless otherwise instructed or unless authority to vote is withheld, proxies will be voted FOR the election of the nominees to the Board of Directors, FOR the proposal to amend and restate Dynegy's Articles of Incorporation, FOR ratification of the appointment of Arthur Andersen LLP, and in accordance with the judgment of the persons named in the proxy on such other matters as may properly come before such meeting or any adjournment(s) or postponement(s) thereof.

Form 10-K

     Shareholders may obtain, without charge, a copy of Dynegy's 2000 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. For copies, please contact Dynegy's Investor Relations Department at Dynegy's principal executive office address: Dynegy Inc., 1000 Louisiana, Suite 5800, Houston, Texas 77002. The Form 10-K is also available to the public at the Commission's website at www.sec.gov.

DATED:  April 23, 2001

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the capital stock of Dynegy as of March 30, 2001, by (i) each person who is known by Dynegy to own beneficially 5% or more of Dynegy's Class A common stock or Class B common stock, (ii) each director or nominee for director of Dynegy, (iii) each executive officer of Dynegy named in the Summary Compensation Table, and (iv) all directors, nominees for director and executive officers of Dynegy as a group. Share amounts and percentages shown for each individual or group in the table are adjusted to give effect to the exercise of all options and warrants exercisable by such individual or group within 60 days of March 30, 2001.


                                                                                     Percent of Class A
                                             Number of Shares/(1)/                   Common Stock/(2)/
                                             ---------------------                   -----------------
                                          Class A             Class B
                                        Common Stock        Common Stock
                                        ------------        ------------
Chevron Corporation /(3)/
  Chevron USA Inc.                                   --          86,517,914              26.6/(3)/
  575 Market Street
  San Francisco, CA 94104

Fidelity Management & Research               16,703,190                  --               7.0
 Company/(4)/
  82 Devonshire
  Boston, MA  02109

C.L. Watson /(5)/                            12,329,803                  --               5.1

Stephen W. Bergstrom /(6)/                    2,892,229                  --               1.2

Kenneth E. Randolph /(7)/                     1,854,717                  --                *

R. Blake Young/(8)/                              26,217                  --                *

Robert D. Doty, Jr./(9)/                        322,163                  --                *

Charles E. Bayless/(10)/                        448,300                  --                *

Daniel L. Dienstbier/(11)/                       25,172                  --                *

Patricia M. Eckert/(12)/                            100                  --                *

Jerry L. Johnson                                     --                  --                *

C. Steven McMillan /(11)/                        11,347                  --                *

Robert M. Powers /(11)/                          25,700                  --                *

Sheli Z. Rosenberg /(11)/                        13,608                  --                *

Joe J. Stewart /(11)/                            11,394                  --                *

J. Otis Winters /(11)/                           23,710                  --                *

Darald W. Callahan                                   --                  --              *
R. H. Matzke                                         --                  --              *
George L. Kirkland                                   --                  --              *
Michael D. Capellas                                  --                  --              *
H. John Riley                                        --                  --              *
Executive Officers, Directors, and           18,004,460                  --             7.4
Nominees for Director as a Group
(19 persons) /(5)//(6)//(7)//(8)//(9)/
/(10)//(11)/

________________________________

*  Less than 1%.

(1) Unless otherwise noted, each of the persons has sole voting and investment power with respect to the shares reported.

(2) Based upon 239,036,975 shares of Class A common stock and 86,499,914 shares of Class B common stock outstanding at March 30, 2001.

(3) The shares are held of record by Chevron USA Inc. Chevron Corporation beneficially owns 100% of the capital stock of Chevron USA. Consequently, Chevron Corporation may be deemed to beneficially own all of the shares of Class B common stock owned of record by Chevron USA. Includes 18,000 shares of Class B common stock issuable upon the exercise of options attributable to the services of the three Chevron designees on Dynegy's Board of Directors granted in favor of Chevron that are exercisable within 60 days of March 30, 2001. Each share of Class B common stock may in certain circumstances be converted into Class A common stock. Percent of Class A common stock beneficially owned assumes conversion of Class B common stock for purposes of computing Chevron's beneficial ownership only.

(4) According to its Form 13G/A for the year ended December 31, 2000. Advisor subsidiaries of Fidelity Management & Research Company have sole voting power for 3,948,602 shares and sole power to dispose or direct the disposition of 16,703,190 shares.

(5) Includes 8,524,816 shares held of record by one or more partnerships, of which Mr. Watson and his wife are the sole shareholders of the corporate general partner and of which Mr. Watson (individually), his wife and certain trusts (the "Trusts"), of which Mr. Watson or his wife are the sole trustees, and a corporation, of which Mr. Watson and the Trusts are the sole shareholders, are the sole limited partners (the "Family Limited Partnership"). Mr. Watson may be deemed to beneficially own all of the shares of Class A common stock held by the Family Limited Partnership.
     Mr. Watson may be deemed to beneficially own all of the shares of Class A common stock held by the Trusts. The number of shares also includes 3,824,987 shares of Class A common stock issuable upon the exercise of employee stock options held by Mr. Watson that are exercisable within 60 days of March 30, 2001. The number of shares does not include approximately 6,332 shares of Class A common stock held by the Trustee of the Dynegy Inc. Profit Sharing/401(k) Savings Plan (the "401(k) Plan") as of February 28, 2001, for the account of Mr. Watson. Participants in the 401(k) Plan have no voting or investment power with respect to such shares until their distribution to such participants upon termination of their employment. In addition, Mr. Watson may elect to take cash in lieu of shares of Class A common stock held in his 4 01(k) Plan account upon termination of his employment.

(6) Includes 601,174 shares of Class A common stock that are owned by trusts established by Mr. Bergstrom. Mr. Bergstrom's father is the sole trustee of such trusts. Mr. Bergstrom disclaims beneficial ownership of all of the shares of Class A common stock held by such trusts. Also includes 824,691 shares of Class A common stock issuable upon the exercise of employee stock options held by Mr. Bergstrom that are exercisable within 60 days of March 30, 2001. The number of shares does not include approximately 6,033 shares of Class A common stock held by the Trustee of Dynegy's 401(k) Plan as of February 28, 2001 for the account of Mr. Bergstrom. Participants in the 401(k) Plan have no voting or investment power with respect to such shares until their distribution to such participants upon termination of their employment. In addition, Mr. Bergstrom may elect to take cash in lieu of shares of Class A common stock held in his 401(k) Plan account upon termination of his employment.

(7) Includes 257,745 shares of Class A common stock issuable upon the exercise of employee stock options held by Mr. Randolph that are exercisable within 60 days of March 30, 2001. The number of shares does not include approximately 5,988 shares of Class A common stock held by the Trustee of Dynegy's 401(k) Plan as of February 28, 2001 for the account of Mr. Randolph. Participants in the 401(k) Plan have no voting or investment power with respect to such shares until their distribution to such participants upon termination of their employment. In addition, Mr. Randolph may elect to take cash in lieu of shares of Class A common stock held in his 401(k) Plan account upon termination of his employment.

(8) Includes 22,077 shares of Class A common stock issuable upon the exercise of employee stock options held by Mr. Young that are exercisable within 60 days of March 30, 2001. The number of shares does not include approximately 1,947 of Class A common stock held by the Trustee of the 401(k) Plan as of February 28, 2001, for the account of Mr. Young. Participants in the 401(k) Plan have no voting or investment power with respect to such shares until their distribution to such participants upon termination of their employment. In addition, Mr. Young may elect to take cash in lieu of shares of Class A common stock held in his 401(k) Plan account upon termination of his employment.

(9) Includes 293,448 shares of Class A common stock issuable upon the exercise of employee stock options held by Mr. Doty that are exercisable within 60 days of March 30, 2001. The number of shares does not include approximately 5,747 shares of Class A common stock held by the Trustee of Dynegy's 401(k) Plan as of February 28, 2001 for the account of Mr. Doty. Participants in the 401(k) Plan have no voting or investment power with respect to such shares until their distribution to such participants upon termination of their employment. In addition, Mr. Doty may elect to take cash in lieu of shares of Class A common stock held in his 401(k) Plan account upon termination of his employment.

(10) Includes 429,400 shares of Class A common stock issuable upon the exercise of employee stock options held by Mr. Bayless that are exercisable within 60 days of March 30, 2001. Also includes 6,000 shares of Class A common stock issuable upon the exercise of director stock options held by Mr. Bayless that are exercisable within 60 days of March 30, 2001.

(11) Includes 6000 shares of Class A common stock issuable upon the exercise of director stock options held by each of Messrs. Dienstbier, McMillan, Powers, Stewart and Winters, and by Ms. Rosenberg, that are exercisable within 60 days of March 30, 2001. Does not include certain stock units held by Messrs. McMillan, Powers or Stewart, or held by Ms. Rosenberg through the Dynegy Deferred Compensation Plan for Certain Directors. Participants in the Director Deferred Compensation Plan receive cash equal to the number of stock units in their account times the last sales price of the Class A common stock on the last business day of the month preceding the termination of their service as a Director of Dynegy.

(12) Shares held of record by defined benefit plan.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     Eleven Class A common stock directors are to be elected at the annual meeting by the shareholders of Class A common stock. The affirmative vote of a majority of the votes of shares of Class A common stock represented in person or by proxy and entitled to vote is required to elect a director. Under Illinois law and Dynegy's Articles of Incorporation and Bylaws, abstentions would have the effect of votes against the election of directors. Under Illinois law and Dynegy's Articles of Incorporation, holders of Class A common stock are entitled to cumulate their votes in the election of the Class A directors.

     All holders of Class A common stock will be entitled to eleven votes (the number of Class A common stock directors to be elected) for each of their shares for candidates nominated to serve as directors. Holders of Class A common stock may cast their votes equally for all candidates or may cast all of their votes for any one candidate whose name has been placed in nomination prior to the voting, or distribute their votes among two or more candidates in such proportion as they desire. If you are a holder of Class A common stock and you choose cumulative voting for Directors, you MAY NOT use Internet or telephone voting, you MUST vote by returning this proxy card in the envelope provided.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below equally or cumulatively as the proxies may determine. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the annual meeting, the persons appointed in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

     Under Dynegy's Articles of Incorporation, Chevron, the sole holder of Class B common stock, is entitled to nominate and vote as a single class for three nominees to the Board of Directors.

     Nine of the eleven nominees for Class A common stock director and each of the three nominees for Class B common stock director is currently a director of Dynegy. Messrs. McMillan and Powers will not be standing for re-election as Class A common stock directors. The following table sets forth information regarding the names, ages and principal occupations of the current directors and nominees for director, other directorships held by them in certain companies and, if applicable, the length of their continuous service as a director of Dynegy.

                                                        Principal Occupation
Directors and Nominees                                   and Directorships                 Age as of 3/30/01     Director Since
----------------------                                   -----------------                ------------------     --------------
Class A Common Stock Directors
C.L. Watson                                Chairman of the Board and Chief Executive               51                   1995
                                           Officer of Dynegy; Director of Baker Hughes
                                           Incorporated

Stephen W. Bergstrom                       President and Chief Operating Officer of                43                   1995
                                           Dynegy

Charles E. Bayless                         Retired Chairman and Chief Executive Officer            58                   2000
                                           of Illinova Corporation and Illinois Power,
                                           Director of Trigen Energy Corporation

Daniel L. Dienstbier                       Private Investments, Director of Northern               60                   1995
                                           Border Pipeline Company

Patricia M. Eckert                         Consultant, Director of American Ecology                53                   2000

Jerry L. Johnson                           Executive Vice President of Safeguard                   53                   2000
                                           Scientifics, Inc., Director of OAO Technology
                                           Solutions and PAC - West Telecomm, Inc.

C. Steven McMillan *                       Chief Executive Officer of Sara Lee                     55                   2000
                                           Corporation, Director of Pharmacia Corporation
                                           and Monsanto Company

Robert M. Powers *                         Retired President of A.E. Staley                        69                   2000
                                           Manufacturing Company

Sheli Z. Rosenberg                         Vice Chairman of Equity Group Investments,              59                   2000
                                           Inc.; Director of Anixter International,
                                           Inc.; Capital Trust, CVS Corporation, Equity
                                           Office Properties Trust, Equity Residential
                                           Properties Trust and Manufactured Home
                                           Communities, Inc. and Cendant Corporation

Joe J. Stewart                             Retired President of BWX Technologies, Inc.;            63                   2000
                                           Retired President and Chief Operating Officer
                                           of The Babcock and Wilcox Company; and
                                           Retired Executive Vice President of McDermott
                                           International, Inc.

J. Otis Winters                            Chairman, PWS Group, Inc.; Director of AMFM             68                   1993
                                           Inc., Panja Corporation, Triton Energy
                                           Corporation and Walden Residential
                                           Properties, Inc.

Class A Common Stock Director Nominees

Michael D. Capellas                        Chairman and Chief Executive Officer of                 46                    N/A
                                           Compaq Computer Corporation

H. John Riley Jr.                          Chairman, President and Chief Executive                 60                    N/A
                                           Officer of Cooper Industries, Inc., Director
                                           of The Allstate Corporation and Baker Hughes
                                           Incorporated

* Messrs. McMillan and Powers will not stand for reelection at the Annual
  Meeting.

Class B Common Stock Directors

Darald W. Callahan         Executive Vice President of Chevron                         58            1996
                           Corporation

Richard H. Matzke          Vice Chairman of the Board of Directors of                  64            2000
                           Chevron Corporation

George L. Kirkland         President of Chevron U.S.A. Production Company              50            2000

   In addition to the principal occupations and directorships of the directors described above, the named nominees were engaged or are engaged (as applicable) in the past five years in the principal occupations set forth below.

   C.L. Watson is the Chairman and Chief Executive Officer of Dynegy. He joined Dynegy as President in 1985 and became Chairman and Chief Executive Officer in 1989. Prior to his employment with Dynegy, he served as Director of Gas Sales for the Western United States for Conoco Inc. Mr. Watson serves on the Board of Directors of Baker Hughes Incorporated.

   Stephen W. Bergstrom, President and Chief Operating Officer of Dynegy, is responsible for the day-to-day execution of Dynegy's strategy across its operating business units. He is also a member of Dynegy's Board of Directors. Mr. Bergstrom was formerly President and Chief Operating Officer of Dynegy Marketing and Trade and Executive Vice President of Dynegy. After joining Dynegy in 1986 as Vice President of Gas Supply, Mr. Bergstrom was promoted to Senior Vice President of Gas Marketing and Supply in 1987. Prior to joining Dynegy, Mr. Bergstrom was Vice President of Gas Supply for Enron Gas Marketing.

   Charles E. Bayless served as Chairman of Illinova and Illinois Power from August 1998 until his retirement in December 1999. Mr. Bayless served as Chief Executive Officer of Illinova and President of Illinois Power from July 1998 until September 1999. He was Chairman, President and Chief Executive Officer of Tucson Electric Power from 1992 to 1998. Mr. Bayless served as a Director of Illinova from 1998 until the closing of the merger with Dynegy in February 2000.

   Daniel L. Dienstbier has over thirty years of experience in the oil and gas industry. He served as President and Chief Operating Officer of American Oil & Gas Corp. from October 1993 through July 1994, President and Chief Operating Officer of Arkla, Inc. from July 1992 through October 1993, and President of Jule, Inc., a private company involved in energy consulting and joint venture investments in the pipeline, gathering and exploration and production industries, from February 1991 through June 1992. Prior thereto, Mr. Dienstbier served as President and Chief Executive Officer of Dyco Petroleum Corp., and Executive Vice President of Diversified Energy from February 1989 through February 1991. In addition, he served as President of the Gas Pipeline Group of Enron Corp. from July 1985 through July 1988. Mr. Dienstbier also serves as a Director and as a member of the Audit Committee of Northern Border Pipeline Company. In the past, Mr. Dienstbier has served as a member on the Board of

Directors of several public companies, including American Oil & Gas Corp., Arkla, Inc., Enron Corp., Lariat Petroleum Incorporated and Midwest Resources.

   Patricia M. Eckert is a consultant to the telecommunications and utilities industries, providing regulatory advisory and business development services. Ms. Eckert is a former President of the California Public Utilities Commission and served as a Commissioner from 1989 through 1994. Ms. Eckert also is a Director of American Ecology Corp. and serves on the advisory board of Enertech Capital Partners.

   Jerry L. Johnson has served as Executive Vice President of Safeguard Scientifics, Inc. since March 1999. He is currently the head of Safeguard's e-communications division. Mr. Johnson joined Safeguard in 1995 as Senior Vice President, Operations. Prior to joining Safeguard, Mr. Johnson was a telecommunications executive, having spent nearly 20 years with the Bell System and US West.

   C. Steven McMillan serves as Chief Executive Officer and Director of Sara Lee Corporation, Chicago, Illinois, a global packaged food and consumer products company. He was promoted to this position in 2000. Prior to that, Mr. McMillan was President and Chief Operating Officer from 1997 to 2000 and was Executive Vice President from 1993 to 1997. Mr. McMillan served as a Director of Illinova from 1996 until the closing of the merger with Dynegy in February 2000. He also is a Director of Pharmacia Corporation and Monsanto Company.

     Robert M. Powers served as President and Chief Executive Officer of A.E. Staley Manufacturing Company in Decatur, Illinois, a processor of grain oil seeds, from 1980 until his retirement in December 1988. Mr. Powers served as a Director of Illinova from 1984 until the closing of the merger with Dynegy in February 2000.

     Sheli Z. Rosenberg has served as Vice Chairman since 2000 and has served as Chief Executive Officer since 1999, President and Chief Executive Officer since 1994 and General Counsel 1980 to 1994 of Equity Group Investments, LLC, Chicago, Illinois, a privately held business conglomerate holding controlling interests in seven publicly traded corporations involved in basic manufacturing, radio stations, retail, insurance and real estate. Ms. Rosenberg served as a Director of Illinova from 1997 until the closing of the merger with Dynegy in February 2000. She also is a Director of Anixter International, Inc., Capital Trust, CVS Corporation, Equity Office Properties Trust, Equity Residential Properties Trust and Manufactured Home Communities, Inc. and Cendant Corporation.

     Joe J. Stewart served as President of BWX Technologies, Inc., Lynchburg, Virginia, and Executive Vice President of McDermott International, Inc., New Orleans, Louisiana, a diversified energy and environmental equipment and services company, from 1995 until his retirement in 1998. He was President and Chief Operating Officer of The Babcock & Wilcox Company and Executive Vice President of McDermott International, Inc., from 1993 to 1995 and Executive Vice President of the Power Generation Group of The Babcock and Wilcox Company from 1987 to 1993. Mr. Stewart served as a Director of Illinova from 1998 until the closing of the merger with Dynegy in February 2000.

   J. Otis Winters is a co-founder and Chairman of The PWS Group, Inc. (formerly known as Pate, Winters & Stone, Inc.), a consulting firm, and has served in such position since 1990. Mr. Winters was formerly Executive Vice President and Director of the Williams Companies, and Executive Vice President and Director of the First National Bank of Tulsa. Mr. Winters also serves as a Director of AMFM Inc., an operator of radio stations, Panja Corporation, a manufacturer of control devices, Triton Energy Corporation, an international oil and gas exploration company, and Walden Residential Properties, Inc., an apartment REIT.

   Michael D. Capellas has served as Chairman and Chief Executive Officer of Compaq Computer Corp. since September 2000. He was named President and Chief Executive Officer of Compaq in July 1999 and was named Chief Operating Officer in June 1999. Mr. Capellas joined Compaq in August 1998 as Senior Vice President, Information Management, and Chief Information Officer. Prior to joining Compaq, Mr. Capellas was Senior Vice President and General Manger of the global energy business of Oracle Corporation from 1997 through 1998, and Director of Supply Chain Management for SAP America from 1996 through 1997. From 1981 through 1996, Mr. Capellas held several management positions at Schlumberger Limited, including serving as head of worldwide information services.

   H. John Riley serves as Chairman, President and Chief Executive Officer of Cooper Industries, Inc. He was named President and Chief Operating Officer in 1992, Chief Executive Officer in 1995 and Chairman in 1996. Mr. Riley also serves as a Director of The Allstate Corporation and Baker Hughes Incorporated.

   Darald W. Callahan was named Executive Vice President of Chevron Corporation in August 2001. He was named President of Chevron Chemical Co. LLC, a subsidiary of Chevron, in February 1999. He served as Senior Vice President of Chevron Chemical from October 1991 through January 1999. Mr. Callahan has been employed by Chevron Corporation and its affiliates since 1964.

   Richard H. Matzke was elected as one of two Vice Chairmen of the Board of Directors of Chevron Corporation in January 2000. He was elected a member of Chevron's Board of Directors in March 1997. From November 1989 through December 1999, Mr. Matzke served as President of Chevron Overseas Petroleum Inc., where he was responsible for directing Chevron's oil exploration and production activities outside of North America. Mr. Matzke has been employed by Chevron Corporation and its predecessors and affiliates since 1961. He is chairman of the Board of Directors of the United States-Kazakhstan Business Association; a member of the United States-Russia Business Council, and the Business Council for International Understanding and Vice Chairman of the United States-Azerbaijan Chamber of Commerce. He serves on the board of trustees of The Africa America Institute, and the Advisory Board of the Center of Strategic and International Studies (CSIS). He also is a member of the Council on Foreign Relations, the American Institute of Professional Geologists, the American Association of Petroleum Geologists, the World Affairs Council of Northern California and the Commonwealth Club of California.

   George L. Kirkland was elected President of Chevron U.S.A. Production Co. and a Vice President of Chevron Corporation in January 2000. From November 1996 through December 1999, Mr. Kirkland served as Chairman and Managing Director of Chevron Nigeria Ltd., where he was responsible for all Chevron operations in Nigeria. Mr. Kirkland has been employed by Chevron Corporation and its predecessors and affiliates since 1974.

   The Board of Directors recommends that shareholders vote "FOR" the election of the nominees to the Board of Directors.

Directors' Meetings and Committees of the Board of Directors

   The merger of Dynegy and Illinova Corporation (the "Dynegy/Illinova Merger") was consummated on February 1, 2000. During January 2000, the former Dynegy Board of Directors' Compensation Committee and Options Committee each met one time with regard to merger related issues. After consummation of the Dynegy/Illinova Merger, the new Dynegy Board of Directors held nine meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). Following the Dynegy/Illinova Merger, the Board of Directors of Dynegy had the following committees:

   Executive Committee. The Executive Committee, which is currently comprised of Messrs. Watson, Callahan, Dienstbier, Johnson, McMillan, Rosenberg and Winters, met four times during 2000. The Executive Committee has been delegated the authority to approve any actions that the Board of Directors could approve, except to the extent restricted by law, Dynegy's Articles of Incorporation or Dynegy's Bylaws. This committee also is responsible for maintaining an effective working relationship between the Board of Directors and management of Dynegy.

   Nominations Committee. The Nominations Committee, which is currently comprised of Messrs. McMillan, Dienstbier and Winters and Ms. Rosenberg, met two times during 2000. The Nominations Committee is responsible for nominating the Class A common stock directors.

   Audit Committee. The Audit Committee, which is currently comprised of Messrs. Winters, Johnson, McMillan, Powers and Stewart, met seven times during 2000. Each of the members of the Audit Committee is independent as independence is defined by Section 303.01(B) of the New York Stock Exchange rules. The Audit Committee is responsible for meeting with the independent auditors, internal auditors and senior executives of Dynegy to review and inquire into matters affecting the financial reporting of Dynegy and recommending to the Board of Directors the auditors to be recommended for appointment at the annual shareholders meeting.

   Finance Committee. The Finance Committee, which is currently comprised of Ms. Rosenberg and Messrs. Johnson, Kirkland, McMillan and Winters, met five times during 2000. The Finance Committee is responsible for meeting with management of Dynegy to review the financing plans and objectives of Dynegy, Dynegy's annual Securities and Exchange Act filings and all prospectuses and other offering memoranda of Dynegy.

   Compensation Committee. The Compensation Committee, which is currently comprised of Messrs. Dienstbier, Bayless and Callahan, and Ms. Eckert, met seven times during 2000. The Compensation Committee reviews recommendations for the appointment of persons to senior executive positions; reviews and approves corporate compensation and benefits strategy; reviews and approves terms of employment and compensation for senior executives; and is responsible for the proper and orderly administration of Dynegy's retirement and savings plan (other than matters relating to the funding and investment of the plan's trust funds). This committee is also responsible for setting the compensation of the Board of Directors.

   Options Committee. The Options Committee, which is currently comprised of Ms. Eckert and Messrs. Bayless and Dienstbier, met four times during 2000. The Options Committee is responsible for recommending awards under Dynegy's stock option and long-term incentive plan.

   Risk and Environment Committee. The Risk and Environment Committee, which is currently comprised of Messrs. Stewart, Bayless, Bergstrom and Matzke and Ms. Eckert, met three times during 2000. The Risk and Environment Committee is responsible for overseeing Dynegy's environmental and occupational health and safety practices.

Compensation of Directors

   Following the Dynegy/Illinova Merger, each non-employee director of Dynegy was paid an annual retainer of $25,000 per year, $30,000 per year for Committee Chairpersons, plus $1,500 per board or committee meeting attended. In addition, each director is entitled to reimbursement for his or her reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Dynegy Board of Directors or committees thereof. During 2000, each non-employee director also had the option to receive shares of common stock, in lieu of cash, in payment of their annual retainer and meeting fees pursuant to the terms of the Dynegy Inc. Non-Employee Director Compensation Plan. Each director of Dynegy, other than Messrs. Watson and Bergstrom, is a non-employee director for purposes of such plan. During 2000, the annual retainer and meeting fees payable to Chevron employee representatives on the Dynegy Board of Directors were paid directly to Chevron. Each non-employee director also had the option to defer any cash they received in payment of their annual retainer and meeting fees pursuant to the terms of the Dynegy Deferred Compensation Plan for Certain Directors.

   All non-employee directors of Dynegy are entitled to receive options to purchase 6,000 shares of Class A common stock with an exercise price equal to the market value of such stock on the day of their election at the annual meeting or appointment to the Board of Directors. The annual award of 6,000 options (18,000 options in the aggregate) attributable to the services of the three Chevron designees on the Board of Directors is granted in favor of Chevron. Chevron receives options to purchase shares of Class B common stock. Dynegy intends to make annual option grants a part of its non-employee director compensation package.

     In January 2001, Dynegy's Board of Directors approved certain changes to Dynegy's director compensation package. The annual retainer was increased from $25,000 to $30,000 with 50% payable in Dynegy common stock and the remaining 50% payable in either stock or cash at the election of the Directors. Directors who are employees of Dynegy or employees of Chevron will no longer be paid for their services. The Board also adopted a guideline pursuant to which all Directors would be required to own Dynegy common stock with a minimum value of two times their annual retainer within two years of their appointment to the Board.

   Certain Transactions and Other Matters

   For a description of certain transactions with management and others, certain business relationships, indebtedness of management and compliance with Section 16(a) of the Securities Exchange Act of Securities Exchange Act of 1934, see "- Executive Compensation - Employment Agreements," "Certain Relationships and Related Transactions," "Indebtedness of Management" and "Section 16(a) Beneficial Ownership Reporting Compliance."

                            EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the compensation earned by the individual who serves as Dynegy's Chief Executive Officer and the four most highly compensated executive officers of Dynegy at the end of 2000 (the "Named Executive Officers") in combined salary and bonus earned in 2000, as well as amounts earned by or awarded to such individuals for services rendered in all capacities to Dynegy and its subsidiaries during 1999 and 1998.

                          SUMMARY COMPENSATION TABLE

                                                                                                Long Term
                                                                                               Compensation
                                                                                                  Awards
                                                                                          ----------------------
                                                   Annual Compensation                           Shares
                                 -------------------------------------------------------
                                 Fiscal                  Cash         Other Annual             Underlying              All Other
Name and Position                Year       Salary       Bonus/(1)/   Compensation/(2)/    Stock Options/(3)/      Compensation/(4)/
-----------------                ---        ------       ----------   ----------------    ---------------------    -----------------
Charles L. Watson
 Chairman of the Board and        2000     $1,527,500   $4,632,814            --                  681,924              $26,000
 Chief Executive Officer of       1999     $1,029,501   $4,300,000            --                1,151,617              $24,000
 Dynegy Inc.                      1998     $  999,000   $  604,000            --                  147,030              $20,000

Stephen W. Bergstrom              2000     $  865,580   $2,628,962            --                  450,000              $25,500
 President and Chief              1999     $  652,080   $1,770,000            --                  713,253              $24,000
 Operating Officer of             1998     $  600,000   $  600,000            --                  204,462              $20,000
 Dynegy Inc.

Kenneth E. Randolph               2000     $  356,417   $  525,000            --                   61,463              $27,427
 General Counsel and              1999     $  271,630   $  420,000            --                  148,024              $31,000
 Secretary of Dynegy Inc.         1998     $  263,758   $  175,000            --                   73,824              $25,000

R. Blake Young                    2000     $  270,000   $  490,000            --                   60,000              $28,646
 Senior Vice President and        1999     $  216,666   $  220,000            --                  126,936              $26,000
 Chief Information Officer of     1998     $   37,180          ---            --                   40,754              $ 4,647
 Dynegy Inc.

Robert D. Doty, Jr.               2000     $  253,125   $  493,000            --                   60,000              $28,573
 Senior Vice President and        1999     $  199,349   $  163,950            --                   81,376              $26,000
 Chief Financial Officer of       1998     $  172,628   $   64,400            --                  117,651              $20,000
 Dynegy Inc.


/(1)/ During 2000, each of the Named Executive Officers was party to an employment agreement with Dynegy Marketing and Trade. Bonus awards for 2000, 1999 and 1998, which were paid in 2001, 2000 and 1999, respectively, were determined under the terms of Dynegy's Incentive Compensation Plan, subject to the minimum guaranteed bonus provisions of such employment agreements. See "-Employment Agreements." The bonus shown for 2000 for Mr. Watson includes a payment of $500,000 in February 2001 relating to the Dynegy/Illinova Merger, as discussed below. The bonus shown for 1999 for Mr. Watson includes Mr. Watson's 1999 bonus award of $2,300,000 and $2,000,000 of an additional $2,500,000 discretionary bonus awarded in recognition of Mr. Watson's efforts in connection with the Dynegy/Illinova Merger. The $2,000,000 was paid in February 2000 as an additional bonus award for 1999 and the remaining $500,000 was paid in February 2001. As Mr. Young joined Dynegy in November 1998, he was not eligible to receive a bonus under the terms of the Incentive Compensation Plan.

/(2)/ Includes "Perquisites and Other Personal Benefits" if value is greater than the lesser of $50,000 or 10% of reported salary and bonus. No Named Executive Officer received perquisites that exceeded the threshold amount.

/(3)/ Includes awards of options that were granted 1/19/01 based on 2000 performance. See "-Employment Agreements."

     (4) During 2000, 1999 and 1998, respectively, Messrs. Watson, Bergstrom, Randolph, Young and Doty received Company contributions to their respective savings plan accounts of $26,000, $25,500, $27,428, $28,646 and $28,573, respectively; $24,000, $24,000, $26,000, $26,000 and $26,000, respectively; and $20,000, $20,000, $20,000, $4,284 and
           $20,000, respectively. In 1999 and 1998, life insurance premiums of $5,000 were paid on behalf of Mr. Randolph.



     Stock Option Grants

               The following table sets forth certain information with respect to stock option grants made to the Named Executive Officers during 2000 or related to 2000 performance under the Dynegy Inc. 2000 Long Term Incentive Plan. No stock appreciation rights were granted during 2000. Effective with the Dynegy/Illinova Merger, all stock option grants are made under the Dynegy Inc. 2000 Long Term Incentive Plan.

                                                Individual Grants/(1)/
                         ----------------------------------------------------------------
                         Number of                                                           Potential Realizable Value at
                         Securities        % Total                                           Assumed Annual Rate of Stock
                         Underlying      Granted to           Exercise                       Price Appreciation for Option
                          Options       Employees in           Price         Expiration      -----------------------------
Name                      Granted        Fiscal 2000          $/Share           Date                    Term/(2)/
----                     ---------      -------------         -------         --------                  --------
                                                                                                     5%              10%
                                                                                                     --              ---
Charles L. Watson         681,924           9.8%               $47.19         01/19/11           $20,237,875      $51,286.622

Stephen W. Bergstrom      450,000           6.5%               $47.19         01/19/11           $13,354,892      $33,843,918

Kenneth E. Randolph        61,463           0.9%               $47.19         01/19/11           $ 1,824,071      $ 4,622,553

R. Blake Young             60,000           0.9%               $47.19         01/19/11           $ 1,780,652      $ 4,512,522

Robert D. Doty, Jr.        60,000           0.9%               $47.19         01/19/11           $ 1,780,652      $ 4,512,522

     _________________________

     /(1)/ Each of the Named Executive Officers is entitled to receive certain annual market value stock option grants during the term of their respective employment agreements. See "-Employment Agreements". Option awards based on 2000 performance were granted January 19, 2001.

     /(2)/ The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of common stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of common stock.

Option Exercises and Year-End Value Table

       The following table sets forth for the Named Executive Officers, information regarding options held by them at December 31, 2000.

                                                                 Number of Shares
                                                              Underlying Unexercised         Value of Unexercised
                              Shares                         Stock Options or Equity          In-the-Money Stock
                           Acquired on                         Options at 12/31/00         Options at 12/31/00/(1)/
                           Exercise of       Value           -----------------------      --------------------------
Name                         Options       Realized       Exercisable    Unexercisable   Uxercisable    Unexercisable
----                         -------       --------       -----------    -------------   -----------    -------------
Charles L. Watson               --               --        3,824,987       1,152,679     $197,454,815    $50,295,432

Stephen W. Bergstrom            --               --          824,691         791,563     $ 40,981,727    $37,551,744

Kenneth E. Randolph             --               --          257,745         161,476     $ 11,749,686    $ 7,318,705

R. Blake Young              40,754       $1,831,948           22,077         104,859     $    870,717    $ 4,895,703

Robert D. Doty, Jr.         40,000       $2,120,760          293,448          61,509     $ 14,403,309    $ 2,755,836

_____________________________

/(1)/  Value based on the closing price of $56.06 on the New York Stock
       Exchange - Composite Tape for Dynegy Class A common stock on December 29, 2000. Does not include options granted on January 19, 2001 relating to 2000 performance. Number of shares underlying options have been adjusted to reflect the .69 Dynegy/Illinova merger conversion ratio and the Dynegy 2-for-1 stock split effected in August 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires Dynegy's executive officers and directors, and persons who own more than 10% of a registered class of Dynegy's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Dynegy with copies of all Section 16(a) forms they file. Based solely upon review of the copies of such forms furnished to Dynegy, or upon written representations that no Form 5's were required, Dynegy believes that all persons subject to these reporting requirements filed the required reports on a timely basis.

Indebtedness of Management

     No director, executive officer, nominee for election as a director or 5% shareholder was indebted to Dynegy for an amount exceeding $60,000 during 2000.

Employment Agreements

     C.L. Watson Employment Agreement. Mr. Watson's 2000 compensation was determined under the terms of a three-year employment agreement between Dynegy Marketing and Trade and Mr. Watson, pursuant to which Mr. Watson serves as Chairman and Chief Executive Officer of Dynegy. Mr. Watson's employment agreement entitles him to a base salary of $1,500,000, subject to increase at the discretion of the Board of Directors, and the annual opportunity to earn additional bonus amounts, dependent upon certain financial or performance objectives, as a participant in the Incentive Compensation Plan. Mr. Watson's current base salary is $1,560,000. The employment agreement also provides that Mr. Watson is entitled to receive stock option grants each year during the term of the agreement. On January 19, 2001, Mr. Watson was awarded a grant of options to purchase 681,924 shares of common stock with an exercise price of $47.19 per share. Under the terms of the employment agreement all options granted to Mr. Watson prior to November 1, 1999 became fully vested as of February 1, 2000. The employment agreement also contains non-compete provisions in the event of Mr. Watson's termination of employment.

     Stephen W. Bergstrom Employment Agreement. Mr. Bergstrom's 2000 compensation was determined under the terms of a four-year employment agreement between Dynegy Marketing and Trade and Mr. Bergstrom, pursuant to which Mr. Bergstrom serves as President and Chief Operating Officer of Dynegy. Mr. Bergstrom's employment agreement entitles him to a base salary of $850,000, subject to increase at the discretion of the Board of Directors, and the annual opportunity to earn additional bonus amounts, dependent upon certain financial or performance objectives, as a participant in the Incentive Compensation Plan. Mr. Bergstrom's current base salary is $884,000. Under the terms of the employment agreement, all options granted to Mr. Bergstrom prior to November 1, 1999 became fully vested as of February 1, 2000. The employment agreement also provides that Mr. Bergstrom is entitled to receive stock option grants each year during the term of the agreement. On January 19, 2001, Mr. Bergstrom was awarded a grant of options to purchase 450,000 shares of common stock with an exercise price of $47.19 per share. The employment agreement also contains non-compete provisions in the event of Mr. Bergstrom's termination of employment.

     Kenneth E. Randolph Employment Agreement. Mr. Randolph's 2000 compensation was determined under the terms of a two-year employment agreement between Dynegy Marketing and Trade and Mr. Randolph, pursuant to which Mr. Randolph serves as General Counsel and Secretary of Dynegy. Mr. Randolph's employment agreement entitles him to a base salary of $350,000, subject to increase at the discretion of the Board of Directors, and the annual opportunity to earn additional bonus amounts, dependent upon certain financial or performance objectives, as a participant in the Incentive Compensation Plan. Mr. Randolph's current base salary is $364,000. Under the terms of his employment agreement, all options granted to Mr. Randolph prior to November 1, 1999 became fully vested as of February 1, 2000. The employment agreement also provides that Mr. Randolph is entitled to receive stock option grants each year during the term of the agreement. On January 19, 2001, Mr. Randolph was awarded a grant of options to purchase 61,463 shares of common stock with an exercise price of $47.19 per share. The employment agreement contains non-compete provisions in the event of Mr. Randolph's termination of employment.

     R. Blake Young Employment Agreement Mr. Young's 2000 compensation was determined under the terms of a three-year employment agreement between Dynegy Marketing and Trade and Mr. Young, pursuant to which Mr. Young serves as Senior Vice President and Chief Information Officer of Dynegy. Mr. Young's employment agreement entitles him to a base salary of $270,000, subject to increase at the discretion of the Board of Directors, and the annual opportunity to earn additional bonus amounts, dependent upon certain financial or performance objectives, as a participant in the Incentive Compensation Plan. Mr. Young's current base salary is $290,000. Under the terms of his employment agreement, all options granted to Mr. Young prior to November 1, 1999 became fully vested as of February 1, 2000. The employment agreement also provides that Mr. Young is entitled to receive stock option grants each year during the term of the agreement. On January 19, 2001, Mr. Young was awarded a grant of options to purchase 60,000 shares of common stock with an exercise price of $47.19 per share. The employment agreement contains non-compete provisions in the event of Mr. Young's termination of employment.

     Robert D. Doty, Jr. Mr. Doty's 2000 compensation was determined under the terms of a two-year employment agreement between Dynegy Marketing and Trade and Mr. Doty, pursuant to which Mr. Doty serves as Senior Vice President and Chief Financial Officer of Dynegy. Mr. Doty's employment agreement entitles him to a base salary of $225,000, subject to increase at the discretion of the Board of Directors, and the annual opportunity to earn additional bonus amounts, dependent upon certain financial or performance objectives, as a participant in the Incentive Compensation Plan. Mr. Doty's current base salary is $310,000. Under the terms of his employment agreement, all options granted to Mr. Doty prior to November 1, 1999 became fully vested as of February 1, 2000. The employment agreement also provides that Mr. Doty is entitled to receive stock option grants each year during the term of the agreement. On January 19, 2001, Mr. Doty was awarded a grant of options to purchase 60,000 shares of common stock with an exercise price of $47.19 per share. The employment agreement contains non-compete provisions in the event of Mr. Doty's termination of employment.

Certain Relationships and Related Transactions

     Compensation Committee/Options Committee Interlocks and Insider Participation. The Compensation Committee and the Options Committee of the Dynegy Board of Directors made decisions regarding compensation for executive officers in 2000. The base compensation, bonus amounts and stock option grants for 2000 for each of Messrs. Watson, Bergstrom, Randolph, Young and Doty were established pursuant to the terms of their respective employment agreements. For further information, see "-Employment Agreements."

     Following the completion of the Dynegy/Illinova Merger on February 1, 2000 and from time to time during the remainder of 2000, the Dynegy Compensation Committee has been comprised of the following directors: Messrs. Dienstbier, Adorjan (until November 2000), Bayless, Callahan and Ms. Eckert. The Options Committee has been comprised of Messrs. Adorjan (until November 2000), Bayless, Dienstbier and Ms. Eckert. None of the members of either the Compensation Committee nor the Options Committee has ever been an officer or employee of Dynegy. Mr. Callahan serves as President of Chevron Chemical Co. LLC. Dynegy has engaged in various transactions with Chevron and its respective affiliates, as described below.

     Business Relationships with Chevron; Chevron's Other Businesses. Various business relationships between Chevron and Dynegy, together with Chevron's operations as a major vertically integrated energy company, may present conflicts of interest as Chevron and Dynegy each pursue business opportunities.

     Ancillary Agreements and Strategic Alliances Contemplated by the Chevron Combination. In connection with the August 1997 business combination with Chevron (the "Chevron Combination"), Dynegy and Chevron, or affiliates thereof, entered into certain supply, sales and service agreements pursuant to which, among other things, Dynegy has (i) the obligation to purchase and the right to market substantially all natural gas and natural gas liquids produced or controlled by Chevron in the United States (except Alaska) and to supply natural gas and natural gas liquids feedstock to Chevron refineries and Chevron Chemical plants in the United States, (ii) the right to participate in existing and future opportunities to provide electricity to United States facilities of Chevron and Chevron Chemical, as well as to purchase or market excess electricity generated by such facilities, and (iii) the right to process substantially all of Chevron's processable natural gas in those geographic areas where it is economically feasible for Dynegy to provide such service. During 2000, Dynegy purchased $3.1 billion of natural gas, natural gas liquids and crude oil produced or controlled by Chevron, and sold $1.4 billion of natural gas, natural gas liquids and crude oil to Chevron refineries and Chevron Chemical plants in the United States.

     In 1996, Dynegy and Chevron formed Venice Gas Processing Company, a Texas limited partnership. Venice Gas was formed for the purpose of owning and operating the Venice Complex, located in Plaquemines Parish, Louisiana. In 1997, Venice Gas reorganized as a limited liability company changing its name to Venice Energy Services Company, L.L.C. In September 1997, Venice Energy members agreed to expand ownership in Venice Energy to include an affiliate of Shell Midstream Enterprises, a subsidiary of Shell Oil Company effective September 1, 1997, in exchange for Shell's commitment of certain offshore reserves to Venice

Energy. In 1998, ownership in Venice Energy was again expanded to include Koch Energy Services Company, in exchange for their contribution of the cryogenic processing unit. At December 31, 1999, Dynegy's interest in Venice Energy approximated 22.9 percent. Dynegy operates the facility and has commercial responsibility for product distribution and sales.

     Other Chevron Business. Chevron Corporation, the parent company of Chevron, is a major vertically integrated oil and gas company, and is the sixth largest oil and gas company (by revenues) in the world. Chevron Corporation, through its subsidiaries, affiliates and joint ventures, is involved in exploration and production of oil and gas, gas gathering, gas and NGL transportation and storage, refining and distribution (wholesale and retail).

     Accordingly, Chevron's Corporation's present operation and its pursuit of additional gas services opportunities overlap with Dynegy's operations and strategy. There are no contractual limits on Chevron Corporation's ability to compete with Dynegy. Accordingly, conflicts of interest may arise between Chevron Corporation, and its affiliates, and Dynegy as they each pursue natural gas services business opportunities. These conflicts may be resolved in favor of Chevron Corporation.

     In connection with the merger, Dynegy and Chevron entered into a shareholders agreement which allows the Chevron-designated Class B common stock Directors to block certain corporate transactions. Chevron is Dynegy's largest shareholder and currently owns approximately 27 percent of the voting securities of Dynegy.

     Brokerage Commissions. Caldwell Nyberg Interests, Inc. ("CNI") assisted Cushman & Wakefield, Inc. ("Cushman & Wakefield") as a cooperating broker in securing the Company's office headquarters lease in 1996. C. L. Watson, Chairman of the Board and Chief Executive Officer of the Company, owns a 50% passive investment interest in CNI. In 2000, CNI's successor, Caldwell Watson Real Estate Group ("CWREG"), was paid a commission as a participating broker in the amount of $104,680.

Audit Committee Report

     Dynegy's Board of Directors has established an Audit Committee of independent directors, which operates under a written charter adopted by the Board of Directors. A copy of the charter is attached to this proxy statement as Appendix B. Dynegy's management is responsible for Dynegy's internal controls and the financial statements in accordance with generally accepted auditing standards and to issue a report on the financial statements. Under the Audit Committee's charter, the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as to these processes. The Audit Committee's functions also include the selection and evaluation of the independent auditors, the review, in conjunction with the independent auditors, of the plans and scope of the audit engagement and a review with the independent auditors of their objectivity and independence.

     In connection with the preparation of the audited financial statements included in Dynegy's Annual Report on Form 10-K for the year ended December 31, 2000:

     . The Audit Committee reviewed and discussed the audited financial statements with management of the Company.

     . The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and Statement on Auditing Standards No. 90. In general, these auditing standards require the auditors to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of or changes to significant accounting policies, management judgments, accounting estimates and audit adjustments, disagreements with management and the auditors' judgment about the quality of Dynegy's accounting principles.

     . The Audit Committee received from the independent auditors written disclosures regarding their independence required by Independence Standards Board Standard No. 1 and discussed with the auditors their independence. In general, Independence Standards Board Standard No. 1 requires the auditors to disclose to the Audit Committee any relationship between the auditors and its related entities and Dynegy that in the auditor's professional judgment may reasonably be thought to bear on independence.

     Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2000 be included in Dynegy's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

     This report is submitted by the members of the Audit Committee of the Board of Directors:

     J. Otis Winters (Chairman)
     C. Steven McMillan
     Robert M. Powers
     Joe J. Stewart
     Jerry L. Johnson


Independent Auditors

     The Audit Committee of the Board of Directors has approved the selection of Arthur Andersen LLP as independent auditors to examine Dynegy's accounts for the year ending December 31, 2001. Representatives of Arthur Andersen LLP are expected to be present at the meeting to be available to respond to appropriate questions.

     Set forth below is a summary of certain fees paid to Arthur Andersen LLP for services in 2000 and for the 2000 audit. In determining the independence of Arthur Andersen LLP, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining Arthur Andersen LLP's independence.

     Audit Fees. The total fees, including reimbursement of expenses, Dynegy paid Arthur Andersen LLP for professional services rendered for the audit of the annual financial statements for the year ended December 31, 2000, and the reviews of the financial statements included in our Forms 10-Q for the first three quarters in 2000, were $3,198,500.

     All Other Fees. The total fees, including reimbursement of expenses, Dynegy paid Arthur Andersen LLP for professional services rendered in 2000 other than for audit services were $4,119,500. During 2000, Arthur Anderson did not furnish financial information systems design and implementation services to Dynegy.

Compensation Committee Report on Executive Compensation

     The Compensation Committee/Options Committee. The Compensation Committee of the Board of Directors is responsible for developing Dynegy's executive compensation philosophy. It is the duty of the Compensation Committee to administer the philosophy and its relationship with the compensation paid to the Chief Executive Officer and each of the other executive officers. The 2000 Compensation Committee was chaired by Daniel L. Dienstbier, an independent director, and was comprised of four members, including the Chairman. During 2000 following the Dynegy/Illinova Merger, the Compensation Committee met seven times.

     Prior to the completion of the merger with Illinova on February 1, 2000, the Options Committee of the Board of Directors was responsible for approving awards under

     .  the Dynegy Employee Equity Option Plan;

     .  the Dynegy Amended and Restated 1991 Stock Option Plan;

     .  the Dynegy U.K. Stock Option Plan; and

     .  the Dynegy 1999 Long-Term Incentive Plan.

     Upon completion of the merger with Illinova, all prior option plans were terminated and the Options Committee thereafter approved awards under the Dynegy 2000 Long Term Incentive Plan. During 2000 following the Dynegy/Illinova Merger, the Options Committee met four times. During 2000 following the Dynegy/Illinova Merger, the Options Committee was comprised of J. Joe Adorjan, Chairman until November 2000, Daniel L. Dienstbier, Chairman after November 2000, Charles E. Bayless, and, beginning in November 2000 when she replaced Mr. Adorjan as a member, Patricia M. Eckert.

     The executive compensation philosophy at Dynegy is to reward the executive's performance in a way that creates long-term shareholder value. Dynegy's executive compensation program was designed to help Dynegy attract, motivate and retain the executive resources that it needs in order to maximize its return to shareholders. Dynegy's goal is to provide its executives with a total compensation package that - at expected levels of performance - is above average compared with those provided to executives who hold comparable positions or have similar qualifications in other similarly situated organizations. Salary increases, annual incentive awards and long-term incentive grants are reviewed annually to ensure consistency with Dynegy's total compensation philosophy. Dynegy also seeks to encourage employee participation in stock ownership, thereby aligning employees' interests with those of shareholders and providing an incentive to increase shareholder value. To achieve this goal, Dynegy makes extensive use of stock option awards to executives, managers and key employees. Employee stock ownership is also accomplished through Dynegy stock contributions to the 401(k) Plan.

     The Compensation Committee primarily compares Dynegy's executive compensation program to other national energy merchants of comparable size. The Compensation Committee also consults from time to time with outside consultants experienced in executive compensation, and Dynegy has access to and utilizes an extensive nationwide database that tracks pay trends for a broad industry index in which Dynegy competes for executives and senior management.

     During 2000, Dynegy's executive compensation program consisted of three main components: (1) base salary; (2) potential for an annual incentive award based on overall company performance as well as individual performance; and (3) the opportunity to earn stock-based incentives, which are intended to encourage the achievement of superior results over time and to align executive officer and shareholder interests. The second and third elements constitute the "at risk" portion of the compensation program.

     Base Salary. All decisions regarding base salary are made based upon individual performance as measured against pre-established individual objectives and competitive practices as measured by periodic compensation surveys. Base salaries are targeted at competitive levels when compared to an industry group that includes peer group companies, including those reflected in the performance graph, and general industry companies similar in size to Dynegy.

     Annual Incentive Awards. During 2000, Dynegy's mechanism for awarding annual bonuses to its executive officers was the Dynegy Inc. Incentive Compensation Plan for 2000. The Incentive Compensation Plan is used to provide incentive payments to all non-union salaried employees of Dynegy. The basis for the payment of annual bonuses under the Incentive Compensation Plan is a combination of attaining certain corporate and/or business unit performance goals recommended and approved by the Board of Directors (i.e., earnings per share, net income, cash-flow, return on capital employed) and personal performance.

     In 2000, Dynegy's financial results exceeded certain performance thresholds. An incentive fund was created which was consistent with Dynegy's pay for performance philosophy.

     Long Term Incentive Compensation. Prior to the completion of the Dynegy/Illinova Merger on February 1, 2000, Dynegy administered four stock option plans, the Employee Equity Option Plan, the Amended and Restated 1991 Stock Option Plan, the U.K. Stock Option Plan and the 1999 Long Term Incentive Plan, for certain key employees, including executive officers. Following the completion of the Dynegy/Illinova Merger, these four option plans were replaced by the 2000 Long Term Incentive Plan. As such, Dynegy's long term incentive compensation is based upon the grants of market value stock option awards pursuant to the 2000 Long Term Incentive Plan. Such awards are consistent with the stock option awards made by similarly situated companies in Dynegy's industry who are aggressive in the use of stock option awards as a means of long term compensation. During 2000, the Options Committee was responsible for approving stock option awards. Stock option grants were awarded to all executive officers of Dynegy during 2000.

     Compensation of Chief Executive Officer; Employment Agreement. Effective upon the closing of the merger with Illinova on February 1, 2000, Dynegy Marketing and Trade entered into a new three-year employment agreement with Mr. Watson, pursuant to which Mr. Watson serves as Chairman and Chief Executive Officer of Dynegy. Mr. Watson's new employment agreement entitles him to a base salary of $1,500,000, subject to increase at the discretion of the Board of Directors, and the annual opportunity to earn additional bonus amounts, dependent upon certain financial or performance objectives, as a participant in the Incentive Compensation Plan. Under the terms of the new employment agreement all options granted to Mr. Watson prior to November 1, 1999 became fully vested as of February 1, 2000. The employment agreement also contains non-compete provisions in the event of Mr. Watson's termination of employment.

     In determining Mr. Watson's base salary adjustment and annual incentive award for 2000, the Compensation Committee considered Mr. Watson's efforts in executing Dynegy's long-term business strategy and the financial performance of Dynegy.

     After consideration of these criteria and 2000 corporate performance, the Compensation Committee approved an annual incentive award of $4,132,814 for Mr. Watson. Mr. Watson also received a payment of $500,000 in February 2001 that was approved by the Board in November 2000. In addition, Mr. Watson's base salary was increased to $1,560,000. Under the terms of his employment agreement, Mr. Watson is also entitled to receive, at a minimum each year during the term of his agreement, stock option grants under the Dynegy 2000 Long Term Incentive Plan with a target range of the 75/th/ percentile of 375% of his base salary. In January 2001, Mr. Watson received a grant of 681,924 options with an exercise price of $47.19 per share.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for certain compensation over $1,000,000 paid to Dynegy's Chief Executive Officer and four other most highly compensated executive officers, as reported in this Proxy Statement. Excluded from the limitation is compensation that is "performance based." For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by shareholders. Dynegy does not believe that Section 162(m) applies to its corporate structure. However, in general, Dynegy believes that compensation relating to options granted under its market value stock option plan should be excluded from the $1,000,000 limitation. Compensation relating to Dynegy's Incentive Compensation Plan does not currently qualify for exclusion from limitation, given the discretion that is provided to the Compensation Committee under such plans in determining the actual amount of such awards. The Committee believes that maintaining the discretion to evaluate the performance of Dynegy's management is an important part of its responsibilities and inures to the benefit of Dynegy's shareholders. The Compensation Committee, however, will continue to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

     All amounts paid or accrued during fiscal year 2000 under the above-described plans and programs are included in the preceding tables. The individuals who served as members of the Compensation Committee during 2000 are listed below. No member of the Dynegy Compensation Committee or Options Committee was an officer or employee of Dynegy or any of its subsidiaries during 2000.

Compensation Committee

     Daniel L. Dienstbier, Chairman
     Joe Adorjan (until November 2000)
     Charles E. Bayless
     Darald W. Callahan
     Patricia M. Eckert (beginning in November 2000)


Options Committee

     Daniel L. Dienstbier, Chairman
     Joe Adorjan (member and Chairman until November 2000)
     Charles E. Bayless
     Patricia M. Eckert


Shareholder Return Performance Presentation

     The performance graph shown on the following page was prepared by Standard & Poor's Compustat, a division of McGraw-Hill, Inc., using data from the Standard & Poor's Compustat Database for use in this Proxy Statement. As required by applicable rules of the SEC, the graph was prepared based upon the following assumptions:

          1. One hundred dollars ($100) was invested in Dynegy common stock, the S&P 500 and the Peer Group (as defined below) on December 31, 1995.

          2. The returns of each component company in the Peer Group are weighed based on the market capitalization of such company at the beginning of the measurement period.

          3.   Dividends are reinvested on the ex-dividend dates.

     Dynegy's Peer Group for fiscal year-ended December 31, 2000 (the "New Peer Group") is comprised of a weighted index of eight energy services companies: The AES Corp., Calpine Corporation, Duke Energy Corp., El Paso Corporation, Enron Corp., Reliant Energy Incorporated, The Williams Companies, Inc. and Mirant Corp.; seven utilities: Ameren, Allete Company, Dominion Resources Inc., Nstar Company, Southern Company, Inc., Vectren and WPS Resources Corp.; and two midstream gas and natural gas liquids companies: Mitchell Energy & Development Corporation and Western Gas Resources Inc. The results were weighted 70% energy services group, 15% utilities group and 15% midstream group to acknowledge Dynegy's continued evolution from a producer and a marketer of natural gas and natural gas liquids to an energy services company with an expanding presence in the BTU convergence market. Dynegy's previous peer group was comprised of a weighted index of seven energy services companies: AES Corporation, Calpine Corporation, Duke Energy Corp., Enron Corp., Pacific Gas & Electric Company, Reliant Energy Incorporated and Southern Co.; seven utilities: Allegheny Energy Inc., American Electric Power Corporation, Cinergy Corporation. Commonwealth Edison Corp., Dayton Power & Light Company, FirstEnergy Corp. and NiSource Inc.; and two midstream gas and natural gas liquids companies: Mitchell Energy & Development Corporation and Western Gas Resources Inc. The results were weighted 65% energy services group, 20% utilities group and 15% midstream group to acknowledge Dynegy's evolution from a producer and a marketer of natural gas and natural gas liquids to an energy services company with an expanding presence in the BTU convergence market. The companies included in the New Peer Group differ somewhat from Dynegy's previous peer group because such companies are more representative of various peers that are compared to Dynegy in terms of performance on an equity basis and because of certain industry consolidations.


                                    [GRAPH]

                           TOTAL SHAREHOLDER RETURNS
                           -------------------------
                             (Dividends Reinvested)

                                                ANNUAL RETURN PERCENTAGE
                                                     Years Ending

Company Name/Index                 Dec. 96  Dec. 97   Dec. 98   Dec. 99  Dec. 2000
-----------------------------------------------------------------------------------
Dynegy Inc.                         162.80   -24.52     -37.27   122.86     220.20
S&P 500 Index                        22.96    33.36      28.58    21.04      -9.10
New Peer Group                       14.78    28.85       7.06    23.57      89.08
Old Peer Group                        5.68    27.67       4.59    12.86      85.89


                                                     INDEXED RETURNS
                                                      Years Ending

                       Dec. '95
Company Name/Index    Base Period  Dec. 96  Dec. 97   Dec. 98   Dec. 99  Dec. 2000
-----------------------------------------------------------------------------------
Dynegy Inc.               100       262.80   198.36     124.45   235.69     888.07
S&P 500 Index             100       122.96   163.98     210.85   351.12     231.98
New Peer Group            100       114.78   147.89     158.33   200.99     369.94
Old Peer Group            100       105.68   134.93     141.11   130.01     296.04

                                  PROPOSAL 2
            AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION

          Since the formation of Dynegy, the Company's Articles of Incorporation have been amended a number of times to change the corporate name, to increase the number of authorized shares and to set forth provisions relating to the Class A common stock and the Class B common stock. In addition, the Board of Directors established the Series A Convertible Preferred Stock by resolution as permitted by the Articles of Incorporation and applicable law. The Board of Directors has determined that it is in the best interests of Dynegy and its shareholders to amend and restate Dynegy's Articles of Incorporation to consolidate the various amendments to the Articles of Incorporation, to eliminate the designation of relative rights and preferences of Series A convertible preferred stock previously established by resolution of the Board of Directors, to eliminate any outdated information and to make other minor stylistic, definitional, conforming and clarifying drafting alterations in a single document. Specifically, the proposed amendment will capitalize defined terms, delete duplicate definitions, renumber sections in a consistent manner for the restated document, update the name and address of the registered agent and correct typographical and grammatical errors. This proposed amendment and restatement of the Articles of Incorporation is not intended to change any of your existing rights as a shareholder.

          The affirmative vote of the holders of not less than two-thirds of the Class A common stock and the Class B common stock entitled to vote, voting together as a single class, is required to approve the proposed amendment and restatement of the Articles of Incorporation. Abstentions and broker non-votes would have the same legal effect as a vote against the proposal. Although the Articles of Incorporation provide that the Series A convertible preferred stock votes together with the Class A common stock and Class B common stock as a single class on such a proposal, no shares of the Series A convertible preferred stock are currently outstanding and eligible to so vote.

          The Board of Directors believes the proposed amendment and restatement of the Articles of Incorporation, in the form attached to this Proxy Statement as Appendix A, is in the best interests of Dynegy and recommends that shareholders vote "FOR" the Amended and Restated Articles of Incorporation.

                                  PROPOSAL 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

          The Board of Directors has appointed the firm of Arthur Andersen LLP as independent auditors of Dynegy for the fiscal year ending December 31, 2001 and recommends ratification by the shareholders of such appointment. Such ratification requires the affirmative vote of a majority of the shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to vote at the annual meeting. Under Illinois law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining shares represented in person or by proxy on the matter. The persons named in the accompanying proxy intend to vote for ratification of such appointment unless instructed otherwise on the proxy.

          In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. The Board of Directors may terminate the appointment of Arthur Andersen LLP as Dynegy's independent auditors without the approval of the shareholders of Dynegy whenever the Board of Directors deems such termination necessary or appropriate. A representative of Arthur Andersen LLP is expected to attend the annual meeting and will be available to respond to appropriate questions.

          The Board of Directors recommends that shareholders vote "FOR" ratification of the appointment of Arthur Andersen LLP as independent auditors.

                             SHAREHOLDER PROPOSALS

          Any shareholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at Dynegy's 2002 Annual Meeting of Shareholders must forward such proposal to the Secretary of Dynegy at the address indicated on the first page of this Proxy Statement so that the Secretary receives it no later than December 24, 2001.

                                 OTHER MATTERS

          The Board of Directors does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named in the proxy.

                                    By Order of the Board of Directors,


                                    Kenneth E. Randolph
                                    General Counsel and Secretary
April 23, 2001

                                                                      APPENDIX A

                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                                  DYNEGY INC.


                                   ARTICLE 1

     The name of the corporation is Dynegy Inc. (the "Corporation").

     The Corporation was incorporated on June 11, 1999 under the name Energy Convergence Holding Company. The Corporation's name was amended from Energy Convergence Holding Company to Dynegy Inc. on January 4, 2000.

                                   ARTICLE 2

     Registered Agent        CT Corporation System
     Registered Office:      c/o CT Corporation System
                             208 S. LaSalle St.
                             Chicago, IL 60604
                             Cook County

                                   ARTICLE 3

     Purpose or purposes for which the corporation is organized:

     To transact any or all lawful businesses for which a corporation may be incorporated under the Business Corporation Act of 1983, as amended from time to time.

                                   ARTICLE 4

     Paragraph 1: Authorized Shares
     -----------

     Class              Par Value Per Share       Number of Authorized Shares
     -----              -------------------       ---------------------------

     Class A Common     No Par Value              900,000,000
     Class B Common     No Par Value              360,000,000
     Preferred          No Par Value               70,000,000

     Paragraph 2:  The preferences, qualifications, limitations, restrictions
     -----------
and special or relative rights in respect of the shares of each class are:

A.   General
     -------

     All holders of Class A Common Stock (as defined) shall be entitled to cumulative voting rights, as that term is used in Section 7.40 of the Illinois Business Corporation Act of 1983, as amended from time to time (the "IBCA"), in any election of directors. Holders of Class B Common Stock (as defined) shall not be entitled to cumulative voting rights.

B.   Provisions Relating to Preferred Stock
     --------------------------------------

     (1) The total number of shares of preferred stock that the Corporation shall have authority to issue is 70,000,000, no par value per share (the "Preferred Stock").

     (2) Authority is hereby expressly vested in the Board of Directors (the "Board") to divide, and to provide for the issue from time to time of, the Preferred Stock in series and to fix and determine as to each such series:

          (a) the designation of, and the number of shares to be issuable in, such series;

          (b)  the dividend rate for the shares for such series;

          (c) the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

          (d) the amount payable upon each of such shares in the event of involuntary dissolution of the Corporation;

          (e) the amount payable upon each of such shares in the event of voluntary dissolution of the Corporation;

          (f) sinking fund provisions, if any, for the redemption or purchase of such shares (the term "sinking fund," as used herein, including any analogous fund, however designated);

          (g) if such shares are to be issued with the privilege of conversion into shares of the Common Stock or other securities, the terms and conditions on which such shares may be so converted; and

          (h) the voting rights or the grant of special voting rights, provided that the voting rights of such Preferred Stock are no greater in proportion than to the economic interest of such Shares.

In all other respects the shares of Preferred Stock of all series shall be identical. Holders of Preferred Stock shall have no preemptive rights.

     Additional series of Preferred Stock may be issued pursuant to designation by resolution of the Board of Directors and such series may have preferences which are junior to, parri passu with or superior to an outstanding series of Preferred Stock set forth in these articles of incorporation or created by designation without any vote of such outstanding series of Preferred Stock unless the designation or terms of the outstanding series of Preferred Stock expressly provides otherwise.

     So long as any shares of any series of the Preferred Stock established by resolution of the Board of Directors shall be outstanding, such resolution shall not be amended so as to affect any of the preferences or other rights of the holders of the shares of such series without the affirmative vote or the written consent of the holders of at least a majority of the shares of such series outstanding at the time or as of a record date fixed by the Board of Directors, but such resolution may be so amended with such vote or consent.

     [The Series A Convertible Preferred Stock, no par value per share, consisting of 6,697,776 shares, previously established and designated by resolution of the Board of Directors of the Corporation on January 31, 2000, of which no shares remain currently outstanding, is deleted as of the date of filing of these Amended and Restated Articles of Incorporation.]

C.   Provisions Relating to Common Stock
     -----------------------------------

     (1) The total number of shares of common stock that the Corporation shall have authority to issue is 1,260,000,000 of which (i) 900,000,000 shares shall be shares of Class A Common Stock, no par value per share (the "Class A Common Stock"), and (ii) 360,000,000 shares shall be shares of Class B Common Stock, no par value per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock").

     (2) Holders of the Common Stock shall have no preemptive rights. Except as contemplated by Article 4, Paragraph 2C., each outstanding share of Common Stock
                ------------------------
shall entitle the holder thereof to one vote (and not more than one vote) on each matter submitted to a vote at a meeting of holders of Common Stock.

     (3) The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and Class B Common
Stock:

          (a)  Class A Common Stock and Class B Common Stock

               Except as otherwise set forth in this Article 4, Paragraph 2C.,
                                                     ------------------------
          the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of the Class A Common Stock and Class B Common Stock shall be identical in all respects.

          (b)  Dividends

               Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of these Articles, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed on each share shall be equal in number. Neither the shares of Class A Common nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

          (c)  Voting

               (i)  Except as may be otherwise required by law or by the
          provisions of this Article 4, Paragraph 2C.(3)(c), the holders of the
                             ------------------------------
          Class B Common Stock shall vote together with the holders of the Class
          A Common Stock as a single class on every matter coming before any meeting of the shareholders or otherwise to be acted upon by the shareholders, subject to any voting rights which may be granted to holders of any other class or series of Preferred Stock. So long as any Class B Common Stock is outstanding, the Corporation shall not (x) without the affirmative vote of 66 2/3% of the shares of Class A and Class B Common Stock outstanding, voting as a single class, effect any mergers, consolidations, reorganizations, or sales of assets requiring shareholder approval under the IBCA or disposition of all or substantially all of the Corporation's assets, or (y) without the affirmative vote of 66 2/3% of the shares of Class B Common Stock outstanding, voting as a separate class, and the affirmative vote of a majority of the shares of Class A and Class B Common Stock, voting as a single class, (1) amend any provision of this Article 4, Paragraph
                                                          --------------------
          2C.(3)(c)(i) relating to the Common Stock or (2) (unless such
          ------------
          amendment shall be approved by a majority of the Class B directors present at the meeting where such amendment is considered and a majority of the Directors then in office) amend Section 7 of Article III or Article X of the Corporation's By-laws.

               (ii) The Board of Directors of the Corporation shall consist of at least twelve members and no more than fifteen members as established from time to time by resolution of the Board of Directors, except that such numbers are subject to automatic adjustment as necessary, under those circumstances and during those time periods that holders of any other class or series of the Corporation's outstanding Preferred Stock have rights to elect members of the Board of Directors (the "Preferred Stock Directors"), as set forth in these Articles of Incorporation or in the resolution of the Board of Directors establishing and designating such series and fixing and determining the relative rights and preferences thereof. So long as any shares of Class B Common Stock are outstanding, the holders of the Class B Common Stock, as such holders, shall be entitled to vote as a separate class for the election of three directors of the Corporation (the "Class B Directors") and the holders of the Class A Common Stock shall be entitled to vote as a separate class for the remaining directors of the Corporation (the "Class A Directors"), excluding Preferred Stock Directors, if any. At such time as no Class B Common Stock is outstanding, the term of all Class B Directors shall immediately end.

               (iii) For purposes of electing Class B Directors, the Board of Directors will nominate such individuals as may be specified by a majority vote of the then existing Class B Directors or, if there are no Class B Directors, by holders of a majority of the Class B Common Stock. The remaining directors will be nominated in accordance with the Corporation's Bylaws.

               (iv) At any meeting having as a purpose the election of directors by holders of the Common Stock, the presence, in person or by proxy, of the holders of a majority of the shares of the relevant class or classes of Common Stock then outstanding shall be required and be sufficient to constitute a quorum of such class or classes for the election of any director by such holders. Each director shall be elected by the vote or written consent required under the IBCA of the holders of such class or classes. At any such meeting or adjournment thereof, (i) the absence of a quorum of such holders of an applicable class of Common Stock shall not prevent the election of the directors to be elected by the holders of shares other than such class of Common Stock, and (ii) in the absence of such quorum (either of holders of such class of Common Stock or of shares other than such class of Common Stock, or both), a majority of the holders, present in person or by proxy, of the class or classes of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               (v) Any vacancy in the office of a class of director may be filled by the remaining directors of such class, unless such vacancy occurred because of the removal (with or without cause) of a director, in which event such vacancy shall be filled by the affirmative vote of the holders of a majority of the outstanding shares of the applicable class of Common Stock. Any or all of the directors may be removed, with or without cause, by vote or by written consent in each case in accordance with Section 8.35 of the IBCA by the holders of the applicable class of Common Stock and not otherwise. Any director elected to fill a vacancy shall serve the same remaining term as that of his or her predecessor, subject, however, to prior death, resignation, retirement, disqualification, or removal from office.

               (vi) Without the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the Class B Common Stock or the written consent of such holders of the Class B Common Stock, the Corporation may not effect any change in the rights, privileges or preferences of the Class B Common Stock. This provision shall not be applicable to any amendment to the Articles of Incorporation or adoption of resolutions of the Board of Directors which establishes or designates one or more classes or series of Preferred Stock in accordance with Article 4, Paragraph
                                                       --------------------
          2B.(2).
          ------

               (vii) With respect to actions by the holders of Class B Common Stock upon those matters on which such holders are entitled to vote as a separate class, such actions may be taken without a shareholders meeting by the written consent of holders of the Class B Common Stock who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock entitled to vote were present and voted. Notice shall be given in accordance with the applicable provisions of the IBCA of the taking of corporate action without a meeting by less than unanimous written consent to those holders of Class B Common Stock on the record date whose shares were not represented on the written consent.

          (d)  Transfer

               (i) If any person holding shares of Class B Common Stock of record (a "Class B Holder") purports to transfer such shares of Class B Common Stock, whether by sale, assignment, gift, bequest or otherwise, except to a Permitted Transferee, such transfer shall be deemed to constitute a request by the Class B Holder for conversion of such shares and shall result in such shares being converted into Class A Common Stock as provided by Article 4, Paragraph 2C.(3)(e).
                                        ------------------------------

               (ii) In the case of a Class B Holder acquiring record and beneficial ownership of the shares of Class B Common Stock in question upon initial issuance by the Corporation (an "Original Holder"), a "Permitted Transferee" shall mean any Affiliate (as defined below) of such Original Holder.

               In the case of a Class B Holder which is a Permitted Transferee of an Original Holder, a "Permitted Transferee" shall mean:

                      (y)  any Original Holder, or

                      (z)  any Permitted Transferee of any Original Holder.

               For this paragraph and Article 4, Paragraph 2C.(3)(e),
                                      ------------------------------
          "Affiliate" means any corporation, partnership, limited liability company or other entity (each, a "Person") that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person, and includes any Person acting in concert with another Person.

               (iii) With respect to a Class B Holder which holds shares by virtue of its status as an Affiliate, the subsequent loss of Affiliate status shall, unless within 15 days thereafter all shares of Class B Common Stock held by such Class B Holder are transferred to an Original Holder or a Permitted Transferee of an Original Holder, result in the automatic conversion of all of its shares of Class B Common Stock into shares of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent shares of Class A Common Stock as provided by Article 4, Paragraph 2C.(3)(e).
                                        ------------------------------

               (iv) Any transfer of shares of Class B Common Stock not permitted hereunder shall result in the conversion of the transferee's shares of Class B Common Stock into shares of Class A Common Stock as provided by Article 4, Paragraph 2C.(3)(e), effective as of the date
                      ------------------------------
          on which certificates representing such shares are presented for transfer on the books of the Corporation or on such earlier date that the Corporation receives notice of such attempted transfer. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that the person is the beneficial owner of shares of Class B Common Stock or is a Permitted Transferee.

               (v) Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or any entity which, possesses the powers, either singly or jointly, to direct the voting or disposition of such shares. Certificates for shares of Class B Common Stock shall bear a legend referencing the restrictions on transfer imposed by this Article 4, Paragraph 2C.(3)(d).
                                   ------------------------------

          (e)  Conversion

               (i) Each share of Class B Common Stock shall be converted at such time, in such manner and upon such terms and conditions as provided herein into one fully paid and non-assessable share of Class A Common Stock.

               (ii) Each share of Class B Common Stock shall automatically convert into a share of Class A Common Stock upon the earlier to occur of (x) the holders of all Class B Common Stock ceasing to own in the aggregate 15% of the issued and outstanding Common Stock, and (y) as provided in Article 4, Paragraph 2C.(3)(d). Upon automatic conversion
                      ------------------------------
          of shares of Class B Common Stock, the Corporation shall reflect such conversion, and the issuance of Class A Common Stock in connection therewith on its books and records for all purposes even if certificates reflecting such converted shares of Class B Common Stock are not surrendered to the Corporation or its transfer agent. All shares of Class B

          Common Stock, upon conversion thereof into Class A Common Stock, shall retain their designation as Class B Common Stock and shall have the status of authorized and unissued shares of Class B Common Stock; provided that if all shares of Class B Common Stock outstanding are converted into shares of Class A Common Stock, then all authorized but unissued shares or treasury shares of Class B Common Stock shall automatically convert into authorized but unissued or treasury shares of Class A Common Stock, as the case may be, and no further shares of Class B Common Stock shall exist. Except as specifically contemplated under this Article 4, Paragraph 2C.(3)(e), shares of Class B Common
                     ------------------------------
          Stock may not be converted into Class A Common Stock.

               (iii) Each share of Class A Common Stock owned (within the meaning of Article 4, Paragraph 2C.(3)(d)) by Chevron U.S.A. Inc., a
                     ------------------------------
          Pennsylvania corporation ("Chevron") or its Affiliates shall simultaneous with acquiring such ownership automatically be converted into one fully paid and non-assessable share of Class B Common Stock; provided, however, that for purposes of any shares of Class B Common Stock so issued, only Chevron will be deemed to be the Original Holder thereof for purposes of the provisions of Article 4, Paragraph
                                                    --------------------
          2C.(3)(d), and provided, further, that this provision shall not apply
          ---------
          with respect to shares of Class A Common Stock issued upon conversion of all Class B Common Stock in accordance with the first sentence of
          Article 4, Paragraph 2C.(3)(e)(ii)(x), or any shares of Class A Common
          -------------------------------------
          Stock owned by Chevron or its Affiliates, after such conversion shall have occurred. Upon automatic conversion of shares of Class A Common Stock, the Corporation shall reflect such conversion and the issuance of Class B Common Stock in connection therewith on its books and records for all purposes even if certificates reflecting such converted shares of Class A Common Stock are not surrendered to the Corporation for transfer. All shares of Class B Common Stock shall be subject to the restrictions and provisions contained in the Corporation's Articles of Incorporation. All shares of Class A Common Stock, upon conversion thereof into Class B Common Stock, shall retain their designation as Class A Common Stock and shall have the status of authorized and unissued shares of Class A Common Stock.

               (iv) Nothing herein shall prevent the Original Holder (or any Permitted Transferee) of the Class B Common Stock and the Corporation from executing an agreement allowing the Original Holder (or any Permitted Transferee), at its option, to convert the Class B Common Stock into Class A Common Stock, nor the conversion of any Class B Common Stock pursuant to such agreement.

               (v) The Corporation will, as soon as practicable after such deposit of a certificate or certificates for Common Stock to be converted in accordance with this Article 4, Paragraph 2C.(3)(e),
                                            ------------------------------
          issue and deliver at the office of the Corporation or of its transfer agent to the person for whose account such Common Stock was so surrendered, a certificate or certificates for the number of full shares of Common Stock into which the shares represented by the surrendered certificate are converted. If surrendered certificates for Common Stock are converted only in part, the Corporation will issue and deliver to the holder, without charge therefor, a new certificate or certificates representing the aggregate of the unconverted shares of such class of Common Stock. The failure of the holder to deliver to the Corporation certificates representing shares of a class of Common Stock converted in accordance with this Article 4, Paragraph 2C.(3)(e), shall in no
                                  ------------------------------
          way affect the automatic conversion of such shares.

               (vi) The issuance of certificates for shares of a class of Common Stock upon conversion of shares of the other class of Common Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance; provided, however, if any such certificate is to be issued in a name other than that of the holder of the share or shares of the class of Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

               (vii) The Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying the obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock upon issue will be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights. In order that the Corporation may issue shares of Class A Common Stock upon conversion of the Class B Common Stock, the Corporation will endeavor to comply with all applicable Federal and state securities laws and will endeavor to list such shares to be issued upon conversion on such securities exchange on which the Class A Common Stock is then listed.

               (viii) The Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class A Common Stock a number of shares of Class B Common Stock equal to 40% of the number of outstanding shares of Class A Common Stock, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying the obligations in respect of the conversion of the outstanding shares of Class A Common Stock by delivery of shares of Class B Common Stock which are held in the treasury of the Corporation. The Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Class B Common Stock issuable upon conversion of shares of

          Class A Common Stock upon issue will be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights. In order that the Corporation may issue shares of Class B Common Stock upon conversion of the Class A Common Stock, the Corporation will endeavor to comply with all applicable Federal and state securities laws.

          (f) Except as may otherwise be required by law and for the equitable rights and remedies which may otherwise be available to holders of Common Stock, the shares of Common Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these Articles of Incorporation.

          (g) The headings of the various subdivisions of this Section are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Section.



                                   ARTICLE 5


                  [This Article 5 intentionally left blank.]


                                   ARTICLE 6
                             (as of June 11, 1999)

 (a) It is estimated that the value of all property to be owned by the
     Corporation for the following year wherever located will be:          $3,436,819,466

 (b) It is estimated that the value the property to be located within
     the State of Illinois during the following year will be:              $            0

 (c) It is estimated that the gross amount of business that will be
     transacted by the Corporation during the following year will be:      $            0

(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during
     the following year will be:                                           $            0

                                   ARTICLE 7

Paragraph 1:
-----------

A.   Right to Indemnification.
     ------------------------

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the IBCA, or (iv) for any transaction from which the director derived an improper personal benefit. If the IBCA is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a director or the Corporation shall be eliminated or limited to the full extent permitted under the IBCA, as so amended. Any repeal or modification of this Article 7, Paragraph
                                                            --------------------
1 by the shareholders of the Corporation shall not adversely affect any right or
-
protection of a director of the Corporation existing at the time of such repeal or modification.

     The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to be the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to be the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

B.   Suit by Corporation or Shareholder
     ----------------------------------

     The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the Corporation, and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person has been finally adjudged to have been liable to the Corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

C.   Director Discretion
     -------------------

     Any indemnification under Article 7, Paragraphs 1A. and B. (unless ordered
                               --------------------------------
by a court) shall be made only as authorized in the specific case, upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in
Article 7, Paragraphs 1A. and B. Such determination shall be made (1) by the
--------------------------------
board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable (or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or (3) by the shareholders. In any event, to the extent that a director or officer of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Article 7, Paragraphs 1A. and B.
                                              --------------------------------
or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him in connection therewith.

D.   Advancement of Expenses
     -----------------------

     (1) Reasonable expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final deposition of such action, suit or proceeding, upon receipt of (i) a statement signed by such director or officer to the effect that such director or officer acted in good faith and in a manner which he believed to be in, or not opposed to the best interests of the Corporation and (ii) an undertaking by or on behalf of the director or officer to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

     (2) The board of directors may, by separate resolution adopted under and referring to this Article of the by-laws, provide for securing the payment of authorized advances by the creation of escrow accounts, the establishment of letters of credit or such other means as the board deems appropriate and with such restrictions, limitations and qualifications with respect thereto as the board deems appropriate in the circumstances.

E.   Non-Exclusivity of Rights and Contractual Nature
     ------------------------------------------------

     (1) The indemnification and advancement of expenses provided by or granted under other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (2)  The provisions of this Article 7, Paragraph 1 shall be deemed to be a
                                ----------------------
contract between the Corporation and each director and officer who serves in such capacity at anytime while this Article 7, Paragraph 1 is in effect and any
                                    ----------------------
indemnification provided under Article 7, Paragraph 1 to a person shall continue
                               ----------------------
after such person ceases to be an officer, director, agent or employee of the Corporation as to all facts, circumstances and events occurring while such person was such officer, director, agent or employee, and shall not be decreased or diminished in scope without such person's consent, regardless of their repeal or modification of this Article or any repeal or modification of the Illinois Business Corporation Act or any other applicable law. If the scope of indemnity provided by this Article 7, Paragraph 1 or any replacement article, or pursuant
                 ----------------------
to the Illinois Business Corporation Act or any modification or replacement thereof is increased, then such person shall be entitled to such increased indemnification as is in existence at the time indemnity is provided to such person, it being the intent, subject to Article 7, Paragraph 1K., to indemnify
                                        ------------------------
persons under this Article 7, Paragraph 1 to the fullest extent permitted by
                   ----------------------
law.

F.   Insurance
     ---------

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

G.   Report to Shareholders
     ----------------------

     The Corporation shall report in writing to shareholders any indemnity or advanced expenses paid to a director, officer, employee or agent with or before the notice of the next shareholders' meeting.

H.   Right of Claimant to Bring Suit
     -------------------------------

     Subject to Article 7, Paragraph 1K., if a claim under this Article is not
                ------------------------
promptly paid by the Corporation after a written claim has been received by the Corporation or if expenses pursuant to Section 4 of this Article have not been
                                       ---------
promptly advanced after a written request for such advancement accompanied by the statement and undertaking required by Article 7, Paragraph 1D. of this
                                          ------------------------
Article has been received by the Corporation, the director or officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such director or officer shall also be entitled to be paid the reasonable expense thereof, including attorneys' fees. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the director or officer has not met the standards of conduct which make it permissible under the Illinois Business Corporation Act for the Corporation to indemnify the director or officer for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct required under the Illinois Business Corporation Act, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its shareholders) that the director or officer had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the director or officer had not met the applicable standard of conduct.

I.   Definition of "Corporation"
     ---------------------------

     For purposes of this Article 7, references to the "Corporation" shall
                          ---------
include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who was a director or officer of such merging corporation, or was serving at the request of such merging corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

J.   Employee Benefit Plans
     ----------------------

     For purposes of this Article 7, references to "other enterprises" shall
                          ---------
include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and references to "officers" shall include elected and appointed officers. A person who acted in good faith and in a manner he reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article.

K.   Reimbursement
     -------------

     Anything herein to the contrary notwithstanding, if the Corporation purchases insurance in accordance with Article 7, Paragraph 1F., the Corporation
                                       ------------------------
shall not be required to, but may (if the board of directors so determines in accordance with this Article 7, Paragraph 1) reimburse any party instituting any
                     ----------------------
action, suit or proceeding if a result of the institution thereof is the denial of or limitation of payment of losses under such insurance when such losses would have been paid thereunder if a non-insured third party had instituted such action, suit or proceeding.

L.   Severability
     ------------

     If any portion of this Article shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.

Paragraph 2:
-----------

     Without the consent of the holders of eighty-five percent (85%) of the outstanding Common Stock, voting as a single class, the Corporation may (and may permit any subsidiary of the Corporation over which it has control to) sell the following products:

     (1)  crude oil;

     (2) other products usually and normally refined as petroleum products from crude oils; and

     (3)  natural gas liquids or liquefied petroleum gases;

irrespective of where such sales or products are made, only when the seller has no actual knowledge that the sale is not for consumption or resale in one or more of the following areas:

          (a)  the United States or any of its territories or possessions;

          (b) any country wholly located in the Western Hemisphere and/or Europe or surrounded by the Mediterranean Sea;

          (c) any country all of the territory of which was formerly contained within the Union of Soviet Socialist Republics;

          (d) any country whose territory is contained within the territories constituting as of the date hereof the countries known as Algeria, Angola, Benin, Burkina Faso, Cameroon, Central African Republic, Chad, Congo, Cote D'Ivoire, Equatorial Guinea, Gabon, Gambia, Ghana, Greenland, Guinea, Guinea Bissau, Iceland, Liberia, Libya, Mali, Mauritania, Mongolia, Morocco, Niger, Nigeria, Rio Muni, Senegal, Sierra Leone, Togo, Tunisia, Turkey, Western Sahara and/or Zaire;

          (e)  Antarctica; and

          (f)  international waters;

unless (x) otherwise permitted by the terms of that certain Scope of Business Agreement, dated May 22, 1996, between the Corporation and Chevron, as the same may from time to time be amended in accordance with the terms thereof, or (y) such Scope of Business Agreement is terminated pursuant to its terms, upon which termination the provisions of this Article 7,
                                   ----------

Paragraph 2 shall be of no further force and effect. A copy of such Scope of
-----------
Business Agreement, as the same may be amended, shall be available for inspection by any shareholder of the Corporation at the principal offices of the Corporation. Except as indicated above or as may otherwise be provided in these Articles of Incorporation or by Illinois law, shareholders shall have no right to approve specific business activities of the Corporation, and the above provisions shall not otherwise affect corporate powers and purposes as stated in
Article 3.
---------

    [End of Amended and Restated Articles of Incorporation of Dynegy Inc.]

                                                                      APPENDIX B

                                  DYNEGY INC.

                            AUDIT COMMITTEE CHARTER

                                   May 2000

I.   PURPOSE

     Pursuant to Article IV of the Bylaws of Dynegy Inc. (the "Corporation"), a committee of the directors to be known as the "Audit Committee" (hereinafter referred to as the "Committee") is hereby established. The primary function of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices, quality and integrity of financial reports as well as legal compliance and business ethics. Key components of fulfilling this charge include:

     . Facilitating and maintaining an open avenue of communication among the Board of Directors, Audit Committee, Senior Management, the independent accountants, the internal audit staff and the ethics and business conduct staff.

     . Serving as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     .    Reviewing and appraising the work of the independent accountants.

     . Providing direction to and oversight of the Internal Audit function and the Ethics and Business Conduct function.

II.  ORGANIZATION/COMPOSITION

     The Committee will be comprised of three or more directors to be determined by the Board, each of whom shall be independent directors as defined by the New York Stock Exchange, or other exchange(s) on which the Corporation is listed. The members will be free from any financial, family and other material personal relationships that, in the opinion of the Board or Audit Committee members, would interfere with the exercise of their independence from management and the Corporation. All members of the committee will have a working familiarity with basic finance and accounting practices and at least one member must have accounting or related financial management expertise.

III. MEETINGS

     The Committee will meet at least four times annually. Additional meetings may occur as circumstances dictate. The meetings will focus primarily on audit/financial issues and ethics and business conduct issues. The Committee will request legal updates from the

     General Counsel and/or outside legal resources as they determine the need exists. The Committee chairman should meet with the Ethics and Business Conduct Vice President and/or Internal Audit Vice President prior to the scheduled committee meetings to finalize the meeting agenda and overview issues to be discussed. The Committee members will have sole discretion in determining the meeting attendees and agenda.

IV.  RESPONSIBILITIES AND DUTIES

     The Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and provide reasonable assurance to the Board that the accounting and reporting practices of the Corporation are in accordance with all applicable requirements and an effective legal compliance and business ethics program exists.

     The Committee will fulfill their duties and responsibilities as follows:

     A.   General
     . Adopt a formal written charter that is approved by the full Board of Directors that specifies scope of responsibility, process, membership, etc. The charter will be reviewed and updated as necessary, but at least annually.
     .    Maintain minutes or other records of meetings and activities.
     . Report on Committee activities and actions to the Board, including Board recommendations the Committee may deem appropriate.
     . As part of executing the responsibility to foster open communication, the Committee will meet in separate executive sessions without members of senior management present with each of the following groups:
          Independent Accountants and Vice President - Internal Audit, to discuss matters that the Committee or any of these groups believe should be discussed privately.
     . Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, independent accountants, or others to assist it in the conduct of any investigation, subject to the approval of the Board of Directors.

     B.   External/Independent Accountants
     . Recommend to the Board the selection of the independent accountants, considering independence and effectiveness. Annually, the Committee will ensure a formal statement delineating the scope of services and all relationships between such accountants and the Corporation is received from the independent accountants. The Committee will discuss with the independent accountants all significant relationships such accountants have with the Corporation to ensure the accountants' independence.
     .    Approve any replacement of the independent accountants.

     . Consult with independent accountants out of management's presence about internal controls and the fairness of, and quality of disclosures in, the Corporation's financial statements. Meet with the independent accountants and financial management of the corporation to review the scope of the proposed external audit for the current year. The external audit engagement shall include a requirement that the independent accountants inform the Committee of any significant changes in the independent accountants' original audit plan and that the independent accountants conduct a SAS 71 Interim Financial Review prior to the company's filing of each quarterly report to shareholders (Form 10-Q).
     . Review the coordination of internal and external audit procedures to promote an effective use of resources and ensure adequate and non-redundant audit work is performed.
     . Instruct the independent accountants that the Board of Directors is the accountant's client and that the independent accountant is ultimately accountable to the Board of Directors.

     C.   Internal Audit
     . Review and approve the annual internal audit plan in relation to the identified risks the Corporation faces, as well as any periodic changes to such plan.
     . Review at least annually the qualifications of internal audit staff as well as the number and use of internal audit staff.
     . Inquire of the Vice President - Internal Audit regarding the adequacy and effectiveness of accounting and financial controls and request recommendations for improvements. Review the quality and objectivity of the internal audit function of the Corporation, including its independence, authority and reporting relationship to management and the Board of Directors.
     . Review a summary of findings and completed internal audits, adequacy and appropriateness of management's responses thereto, and a progress report on executing the approved internal audit plan.
     . Inquire of the Vice President - Internal Audit regarding any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

     D.   Financial Statements/Internal Controls
     . Review annual financial statements with management and the independent accountants to determine that both groups are satisfied with the disclosure and content in the financial statements, including the nature and extent of any significant changes in accounting principles.
     . Consider independent accountants' judgements regarding the quality and appropriateness of the Corporation's financial statements.
     . Make inquiries of management and independent accountants concerning the adequacy of the company's system of internal controls including computerized information system controls and security.
     . Related findings and recommendations of the independent accountants and Internal Audit together with management's responses.

     . Advise financial management and the independent accountants that they are expected to provide a timely analysis of significant financial reporting issues and practices that affect the Corporation.
     . Advise financial management and the independent accountants to discuss with the Committee the quality, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Corporation, prior to the filing of a Form 10-Q or Form 10-K and, if practicable, prior to the release of quarter or annual earnings.

     E.   Ethics and Business Conduct
     .    Provide oversight to the business ethics and compliance program.
     . Require management to report on procedures that provide assurance that the Corporation's mission, values, and code of conduct are properly communicated to all employees on an annual basis.
     . Review the programs and policies of the Corporation designed by management to assure compliance with applicable laws and regulations and monitor the results of the compliance efforts.
     . Review and approve potential conflicts of interest between or among affiliate shareholders, management and the company.
     . Review, at least annually, trading limits and risk management policy and procedures and recommend changes, if necessary, to the Board.

     F.   Establish Trading Limits & Policy

     G.   Legal
     . Meet with corporation's general counsel to review any legal matters that may have a significant impact on the Corporation's overall financial statements.

     H. While the Audit Committee has the responsibility and power set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and/or the independent auditors.

                                                    PROXY - CLASS A COMMON STOCK

                                  DYNEGY INC.
                 1000 LOUISIANA, SUITE 5800 HOUSTON, TX 77002

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DYNEGY INC.

  The undersigned hereby appoints C.L. Watson, Kenneth E. Randolph and Robert D. Doty, Jr., and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Class A Common Stock of Dynegy Inc. held of record by the undersigned on March 30, 2001 at the Annual Meeting of Shareholders to be held at The Petroleum Club, 800 Bell Avenue, Suite 4300, Houston, TX 77002 at 10:00 A.M. on Friday May 18, 2001, or any adjournment thereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE INDIVIDUALS NAMED ABOVE ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                       (CONTINUED ON REVERSE SIDE)

--------------------------------------------------------------------------------
                           * FOLD AND DETACH HERE *

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.                                      Please mark    [X]
                                                                                                        your votes as
                                                                                                        indicated in
                                                                                                        this example

1. Election of Directors
Insert your vote for nominees named below in the designated space provided. Directors may be elected by cumulative voting. If you choose cumulative voting for Directors you MAY NOT use internet or telephone voting, you MUST vote by returning this proxy card in the envelope provided. Vote the number of shares owned or controlled by you multiplied by eleven. This number of shares may be cast for any one nominee or may be distributed between nominees as you wish. Shareholders may withhold authority to vote for any nominee by entering zero in the space following the nominee's name.

        FOR all nominees                       WITHHOLD              Nominees - Class A common stock                 Votes
listed to the right, cumulative                AUTHORITY             1. C.L. Watson                  _____________________
   votes to be divided equally         for all eleven nominees       2. Stephen W. Bergstrom         _____________________
      between the nominees               listed to the right         3. Michael D. Capellas          _____________________
             [ ]                                 [ ]                 4. Charles E. Bayless           _____________________
                                                                     5. Daniel L. Dienstbier         _____________________
                                                                     6. Patricia M. Eckert           _____________________
                                                                     7. Jerry L. Johnson             _____________________
Note: The total number of votes you cast in the election             8. H. John Riley, Jr.           _____________________
of the directors should not exceed the number of shares              9. Sheli Z. Rosenberg           _____________________
shown above times eleven.                                            10. Joe J. Stewart              _____________________
                                                                     11. J. Otis Winters             _____________________


2. Proposal to amend and restate                                FOR        AGAINST      ABSTAIN
   Dynegy's Articles of Incorporation.                          [ ]          [ ]          [ ]

3. Proposal to ratify the appointment of Arthur                 [ ]          [ ]          [ ]
   Andersen LLP as independent auditors for the
   Company for the fiscal year ending
   December 31, 2001.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                                                                        Yes
                                                   I PLAN TO ATTEND THE MEETING         [ ]
                                                                                        Yes
IN THE FUTURE, WOULD YOU CONSENT TO ACCESSING YOUR ANNUAL REPORT AND PROXY              [ ]
STATEMENT ELECTRONICALLY VIA THE INTERNET?

SIGNATURE __________________________________ SIGNATURE______________________________________ DATE_______________________
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

-----------------------------------------------------------------------------------------------------------------------------------

                                                     * FOLD AND DETACH HERE *

                                               VOTE BY INTERNET OR TELEPHONE OR MAIL
                                                   24 HOURS A DAY, 7 DAYS A WEEK

                         YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
                             IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

          INTERNET                                          TELEPHONE                                        MAIL
HTTP://WWW.PROXYVOTING.COM/DYN                            1-800-840-1208
Use the Internet to vote your proxy.          Use any touch-tone telephone to vote                   Mark, sign and date
Have your proxy card in hand when you         your proxy. Have your proxy card in hand                 your proxy card
access the web site. You will be       OR     when you call. You will be prompted to       OR                and
prompted to enter your control number,        enter your control number, located in the                  return it in
located in the box below, to create           box below, and then follow the directions            the enclosed postage-paid
and submit an electronic ballot.              given.                                                       envelope.

                                    IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE, YOU DO
                                              NOT NEED TO MAIL BACK YOUR PROXY CARD.

IF YOU CHOOSE CUMULATIVE VOTING FOR DIRECTORS YOU MAY NOT USE INTERNET OR TELEPHONE VOTING, YOU MUST VOTE BY RETURNING THIS PROXY
CARD IN THE ENVELOPE PROVIDED.

                                                    PROXY - CLASS B COMMON STOCK

                                  DYNEGY INC.
                 1000 LOUISIANA, SUITE 5800 HOUSTON, TX 77002

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DYNEGY INC.

  The undersigned hereby appoints C.L. Watson, Kenneth E. Randolph and Robert D. Doty, Jr., and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Class B Common Stock of Dynegy Inc. held of record by the undersigned on March 30, 2001 at the Annual Meeting of Shareholders to be held at The Petroleum Club, 800 Bell Avenue, Suite 4300, Houston, TX 77002 at 10:00 A.M. on Friday May 18, 2001, or any adjournment thereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE INDIVIDUALS NAMED ABOVE ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                       (CONTINUED ON REVERSE SIDE)

--------------------------------------------------------------------------------
                           * FOLD AND DETACH HERE *

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.                                      Please mark    [X]
                                                                                                        your votes as
                                                                                                        indicated in
                                                                                                        this example

1. Election of Directors

                                               WITHHOLD              Nominees - Class B common stock
                                               AUTHORITY             (Instructions to withhold authority for any individual
        FOR all nominees                   for all nominees          nominee, strike a line through the nominees name below)
      listed to the right.               listed to the right         1. Darald W. Callahan
             [ ]                                 [ ]                 2. R.H. Matzke
                                                                     3. George L. Kirkland

2. Proposal to amend and restate                                FOR        AGAINST      ABSTAIN
   Dynegy's Articles of Incorporation.                          [ ]          [ ]          [ ]

3. Proposal to ratify the appointment of Arthur                 [ ]          [ ]          [ ]
   Andersen LLP as independent auditors for the
   Company for the fiscal year ending
   December 31, 2001.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                                                                        Yes
                                                   I PLAN TO ATTEND THE MEETING         [ ]

SIGNATURE __________________________________ SIGNATURE______________________________________ DATE_______________________
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

-----------------------------------------------------------------------------------------------------------------------------------

                                                     * FOLD AND DETACH HERE *
